Exhibit 10.2

CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT

THIS CONSENT AND FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 16, 2013, among CIM URBAN PARTNERS, L.P., a Delaware limited partnership (“Borrower”), CIM URBAN REIT, LLC, a Delaware limited liability company (“CIM Urban REIT”), each Lender that is a party hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Administrative Agent”).

R E C I T A L S

A.                                    Reference is hereby made to that certain Credit Agreement dated as of August 28, 2013 (as modified, amended, renewed, extended, or restated from time to time, the “Credit Agreement”), executed by Borrower, CIM Urban REIT, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent (Administrative Agent and Lenders are individually referred to herein as a “Credit Party” and collectively referred to herein as the “Credit Parties”).

B.                                    Borrower and CIM Urban REIT have requested that Administrative Agent and Lenders (i) consent to the proposed merger and other transactions contemplated thereby (the “Proposed PMC Merger”) as set forth in the Agreement and Plan of Merger dated as of July 8, 2013, entered into by and among CIM Urban REIT, CIM Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of CIM Urban REIT, PMC Commercial Trust, a Texas real estate investment trust, and Southfork Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of PMC Commercial Trust (the “PMC Merger Agreement”); (ii) release CIM Urban REIT as a Guarantor of the Obligations under the Credit Agreement; and (iii) amend certain provisions of the Credit Agreement.

C.                                    Administrative Agent and Lenders are willing to consent to the Proposed PMC Merger and to release CIM Urban REIT as a Guarantor, subject to the terms and conditions hereinafter set forth.

D.                                    Borrower, CIM Urban REIT, Administrative Agent and the Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement as provided herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Terms and References. Unless otherwise stated in this Amendment (a) each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement prior to giving effect to the amendments set forth in Section 3 hereof, and (b) except as otherwise provided to the contrary, references to “Sections” are to the Credit Agreement’s sections.

2.                                      Consent.

(a)                                 Subject to the conditions precedent in Section 6(a) hereof, Administrative and Lenders hereby consent to the Proposed PMC Merger pursuant to, and substantially in accordance with, the PMC Merger Agreement and agree that the consummation of the Proposed PMC Merger pursuant to, and substantially in accordance with, the PMC Merger Agreement shall not constitute a Default or an Event of Default under the Loan Documents, result in the termination of the Credit Agreement or, except as otherwise provided in this Amendment, modify the rights or obligations of the parties under the Loan Documents; provided that such consent shall cease to be effective if the Merger Effective Date (defined below) does not occur on or before March 31, 2014.

(b)                                 For purposes hereof, the “Merger Effective Date” means the date that the Proposed PMC Merger is consummated pursuant to, and substantially in accordance with, the PMC Merger Agreement.

(c)                                  On the Merger Effective Date, Borrower shall notify Administrative Agent that the Merger Effective Date has occurred.

(d)                                 Within five (5) Business Days after the Merger Effective Date, Borrower shall execute and deliver to Administrative Agent:

(i)                                     a certificate of a Responsible Officer of Borrower stating that the Proposed PMC Merger has been consummated pursuant to the terms of the PMC Merger Agreement, to which shall be attached true and correct copies of the documents and instruments executed and delivered in connection with the Proposed PMC Merger;

(ii)                                  a certificate of a Responsible Officer of Borrower certifying any changes to (A) the Organization Documents of each Loan Party (as such term is amended by Section 3 hereof), and (B) signatures and incumbency of officers of each Loan Party (as such term is amended by Section 3 hereof); and

(iii)                               certificates of existence and good standing for each Loan Party (as such term is amended by Section 3 hereof) issued by its state of organization or the equivalent certificates, if any, from the applicable Governmental Authorities.

3.                                      Amendments to the Credit Agreement. Subject to the conditions precedent in Section 6(b) hereof, on and as of the Merger Effective Date, the Credit Agreement (including schedules and exhibits thereto) shall be amended in its entirety in the form of Exhibit A attached hereto.

4.                                      Amendments to other Loan Documents.

(a)                                 All references in the Loan Documents to the Credit Agreement shall henceforth include references to the Credit Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

(b)                                 Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

5.                                      Release of CIM Urban REIT.

(a)                                 Subject to the conditions precedent in Section 6(b) hereof, on and as of the Merger Effective Date, each of the Credit Parties shall be deemed to have released and discharged CIM Urban REIT, LLC from any and all obligations and liabilities of CIM Urban REIT, LLC to the Credit Parties under the Loan Documents (including the CIM Urban REIT Guaranty and this Amendment).

(b)                                 CIM Urban REIT hereby confirms that, unless the Merger Effective Date occurs, the release set forth in Section 5(a) above shall not become effective and nothing contained herein shall in any way impair, release, discharge or otherwise affect the obligations of CIM Urban REIT under the CIM Urban REIT Guaranty or the other Loan Documents to which it is a party.

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6.                                      Conditions Precedent.

(a)                                 The consent set forth in Section 2 hereof is subject to the following conditions:

(i)                                     Administrative Agent receives fully executed counterparts of this Amendment signed by the Loan Parties and the Credit Parties.

(ii)                                  The representations and warranties in this Amendment shall be true and correct in all material respects on and as of the date of this Amendment.

(iii)                               After giving effect to this Amendment, no Default exists.

(b)                                 The amendments set forth in Section 3 and Section 4 hereof and the release set forth in Section 5 hereof are subject to the following conditions:

(i)                                     The representations and warranties in this Amendment shall be true and correct in all material respects on and as of the Merger Effective Date.

(ii)                                  No Default exists on and as of the Merger Effective Date.

(iii)                               The Merger Effective Date occurs on or before March 31, 2014.

(iv)                              On or before the Merger Effective Date, Borrower pays to Administrative Agent all fees due and payable in connection with this Amendment.

7.                                      Ratifications. Each of Borrower and CIM Urban REIT (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment, (b) except as otherwise provided in this Amendment to the contrary, ratifies and confirms that all guaranties, assurances, and liens granted, conveyed, or assigned to Administrative Agent and Lenders under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of all present and future Obligations, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and liens.

8.                                      Representations. Each of Borrower and CIM Urban REIT represents and warrants to Administrative Agent and Lenders that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by each Loan Party; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by the Loan Parties of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon each Loan Party and are enforceable against each Loan Party in accordance with their respective terms, except as limited by Debtor Relief Laws; (d) the execution, delivery, and performance by each Loan Party of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any Laws, agreements, or understandings to which any Loan Party is a party or by which any Loan Party is bound; (e) all representations and warranties in the Loan Documents are true and correct in all material respects except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) that the representations and warranties in subsections (a), (b) and (c) of Section 6.05 shall be deemed to refer to the most recent statements

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furnished pursuant to subsections (a), (b) and (c), respectively, of Section 7.01, and (iii) to the extent that the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement; and (vi) no Default exists.

9.                                      Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

10.                               Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, (d) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document, and (e) delivery of an executed counterpart of a signature page to this Amendment by telecopier, electronic mail or other electronic delivery shall be effective as delivery of a manually executed counterpart of this Amendment. Borrower shall pay the reasonable out-of-pocket fees and expenses of Administrative Agent’s counsel in connection with the preparation, negotiation, execution and delivery of this Amendment.

11.                               Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles that might otherwise apply, shall govern the validity, construction, enforcement and interpretation of this Amendment.

12.                               Parties. This Amendment binds and inures to the Loan Parties and the Credit Parties and their respective successors and permitted assigns.

13.                               Release. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT, AS OF THE DATE HEREOF AND AS OF THE MERGER EFFECTIVE DATE, THE OBLIGATIONS HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS ARE ABSOLUTE AND UNCONDITIONAL WITHOUT ANY RIGHT OF RESCISSION, SETOFF, COUNTERCLAIM, DEFENSE, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY SUCH OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES EACH CREDIT PARTY, AND EACH CREDIT PARTY’S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS, AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”), FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER ARISING FROM OR UNDER THE LOAN DOCUMENTS, AND THE TRANSACTION EVIDENCED THEREBY, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE HEREOF WHICH ANY LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING

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FOR, CHARGING, TAKING, RESERVING, COLLECTING, OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.

14.                               ENTIRETIES. THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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EXECUTED as of the date first stated above.

BORROWER:

CIM URBAN PARTNERS, L.P., a Delaware limited partnership

By:	CIM URBAN PARTNERS GP, LLC, a California limited liability company, its General Partner

	By:	/s/ David Thompson
		Name:	David Thompson
		Title:	Vice President & CFO

CIM URBAN REIT:

CIM URBAN REIT, LLC, a Delaware limited liability

By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President & CFO

Signature Page to CIM Urban Partners, L.P.

Consent and First Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent and a Lender

By:	/s/ Julia Elterman
	Name:	Julia Elterman
	Title:	VP

Signature Page to CIM Urban Partners, L.P.

Consent and First Amendment to Credit Agreement

LENDERS:

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Mark A. Muller
	Name:	Mark A Muller
	Title:	Authorized Officer

Signature Page to CIM Urban Partners, L.P.

Consent and First Amendment to Credit Agreement

KEYBANK, N.A., as a Lender

By:	/s/ Jonathan Slusher
	Name:	Jonathan Slusher
	Title:	Assistant Vice President

Signature Page to CIM Urban Partners, L.P.

Consent and First Amendment to Credit Agreement

To induce the Credit Parties to enter into this Amendment, the undersigned hereby consent and agree (a) to its execution and delivery and terms and conditions thereof, (b) that this document in no way releases, diminishes, impairs, reduces, or otherwise adversely affects any guaranties, assurances, or other obligations or undertakings of any of the undersigned under any Loan Documents, (c) waive notice of acceptance of this Amendment, which Amendment binds each of the undersigned and their respective successors and permitted assigns and inures to the benefit of Administrative Agent and their respective successors and permitted assigns, and (d) expressly acknowledge and agree to the terms and conditions of Section 13 of this Amendment.

CIM/J STREET HOTEL SACRAMENTO, L.P.,
a California limited partnership

By:	CIM/J Street Hotel Sacramento GP, LLC,
a California limited liability company,
its General Partner

	By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President

CIM/OAKLAND 1 KAISER PLAZA, LP,
a Delaware limited partnership

By:	CIM/Oakland Office Properties GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President

CIM/OAKLAND 2353 WEBSTER, LP,
a Delaware limited partnership

By:	CIM/Oakland Office Properties GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President

Signature Page to CIM Urban Partners, L.P.

Consent and First Amendment to Credit Agreement

CIM/OAKLAND CENTER 21, LP,
a Delaware limited partnership

By:	CIM/Oakland Office Properties GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President

CIM/OAKLAND DOWNTOWN, L.P.,
a Delaware limited partnership

By:	CIM Urban REIT GP I, LLC,
a California limited liability company,
its General Partner

	By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President

CIM URBAN REIT PROPERTIES I, L.P.,
a California limited partnership

By:	CIM Urban REIT GP I, LLC,
a California limited liability company,
its General Partner

	By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President

CIM URBAN REIT PROPERTIES II, L.P.,
a California limited partnership

By:	CIM Urban REIT GP I, LLC,
a California limited liability company,
its General Partner

	By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President

Signature Page to CIM Urban Partners, L.P.
Consent and First Amendment to Credit Agreement

CIM URBAN REIT PROPERTIES VIII, L.P.,
a Delaware limited partnership

By:	CIM Urban REIT Properties VIII GP, LLC,
a Delaware limited liability company,
its General Partner

	By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President

CIM/OAKLAND 1333 BROADWAY, LP,
a Delaware limited partnership

By:	CIM/OAKLAND 1333 Broadway GP, LLC,
a Delaware limited liability company,
its general partner

	By:	/s/ David Thompson
	Name:	David Thompson
	Title:	Vice President

Signature Page to CIM Urban Partners, L.P.
Consent and First Amendment to Credit Agreement

EXHIBIT A

CONFORMED CREDIT AGREEMENT

Attached.

Published CUSIP Number:

CREDIT AGREEMENT

August 28, 2013

among

CIM URBAN PARTNERS, L.P.,
as Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent,

JPMORGAN CHASE BANK, N.A.,
as Syndication Agent

and

The Other Lenders Party Hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as
Sole Lead Arranger and Sole Book Runner

Section		Page

SCHEDULES

2.01	Commitments and Applicable Percentages
4.01	Initial Unencumbered Properties
6.05	Supplement to Interim Financial Statements
6.06	Litigation
6.09	Environmental Matters
6.13	Subsidiaries; Other Equity Investments; Equity Interests
6.18	Unencumbered Property
6.19	Ground Leases
8.01	Existing Liens
8.02	Investments
8.03	Existing Indebtedness
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E	Unencumbered Property Report
F	[Reserved]
G	Subsidiary Guaranty
H	Extension Notice

CREDIT AGREEMENT

This CREDIT AGREEMENT (“Agreement”) is entered into as of August 28, 2013, among CIM URBAN PARTNERS, L.P., a Delaware limited partnership (“Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent.

Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained (and specifically including those events and circumstances which constitute a Change of Control (as defined herein)), the parties hereto covenant and agree as follows:

Article I.
Definitions and Accounting Terms

1.01                        Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Acceptable Appraisal” means, as of any date, the most recent appraisal either (a) conducted by a third party appraiser that is a member of the Appraisal Institute selected by and engaged by Borrower and who is reasonably acceptable to Administrative Agent, or (b) obtained by Administrative Agent pursuant to Section 4.04.

“Acceptable Ground Lease” means each ground lease with respect to any Unencumbered Property executed by Company, as lessee, that is acceptable to Administrative Agent in its sole discretion.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as Administrative Agent may from time to time notify Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form approved by Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders, as adjusted from time to time in accordance with the terms of this Credit Agreement. The Aggregate Commitments as of the Closing Date shall be $125,000,000.

“Agreement” means this Credit Agreement.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.16. If the commitment of each

Lender to make Loans has been terminated pursuant to Section 9.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Maximum Consolidated Leverage Ratio as set forth in the most-recent Compliance Certificate received by Administrative Agent pursuant to Section 7.02(a):

Applicable Rate

Pricing Level	Maximum Consolidated Leverage Ratio	Eurodollar Rate	Base Rate
1	< 30%	1.25%	0.25%
2	> 30%but <35%	1.35%	0.35%
3	> 35%but <40%	1.50%	0.50%
4	> 40% but <45%	1.60%	0.60%
5	> 45%	1.85%	0.85%

Any increase or decrease in the Applicable Rate resulting from a change in the Maximum Consolidated Leverage Ratio shall become effective as of the first (1st) Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided that (a) if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of Required Lenders, Pricing Level 5 shall apply as of the first (1st) Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered, and (b) without limiting the provisions of Section 2.08(b), if an Event of Default has occurred and is continuing, then Pricing Level 5 shall apply until such Event of Default has been cured or waived. The Applicable Rate in effect from the Closing Date until adjusted as set forth above shall be set at Pricing Level 1.

“Applicable Unused Commitment Rate” has the meaning specified in Section 2.09(a).

“Appraised Value” means, with respect to any Property as of any date, the appraised value of such Property on an “as-is” basis as set forth in the most recent Acceptable Appraisal.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as sole lead arranger and sole book runner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)),

and accepted by Administrative Agent, in substantially the form of Exhibit D or any other form approved by Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Companies for the fiscal year ended December 31, 2012, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Companies, including the notes thereto.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans pursuant to Section 9.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus one half of one percent (0.5%), (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus one percent (1%). The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. “Borrower” has the meaning specified in the introductory paragraph hereto. “Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Calculation Period” means, as of any date, the most recent four (4) fiscal quarter period ending on or prior to such date.

“Casualty” means, with respect to any Unencumbered Property, such Unencumbered Property shall be damaged or destroyed, in whole or in part, by fire or other casualty.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a)                                 General Partner or any wholly-owned Subsidiary of PMC Commercial shall cease to be the sole general partner of Borrower;

(b)                                 CIM Urban REIT Management, L.P. shall cease to be the sole advisor of Borrower;

(c)                                  PMC Commercial shall cease to own, directly or indirectly, at least fifty-one percent (51%) of the Equity Interests of Borrower;

(d)                                 a Subsidiary of CIM Group, LLC shall cease to be the sole manager of General Partner or any permitted successor general partner of Borrower;

(e)                                  CIM Group, LLC shall cease to Control, directly or indirectly, (i) the sole manager of General Partner (or any permitted successor general partner of Borrower) or (ii) CIM Urban REIT Management, L.P.; or

(f)                                   during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of PMC Commercial cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by a vote of the majority of the individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by a vote of the majority of the individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors), or (iv) who became members of the board of directors or other equivalent governing body as a result of (w) the retirement/resignation of any director or trustee as a result of compliance with any written policy of PMC Commercial requiring retirement/resignation from the board upon reaching the retirement age specified in such policy, (x) the death or disability of any director or trustee, (y) satisfaction of any requirement for the majority of the members of the board of directors or equivalent governing body to qualify under applicable law as independent directors or trustees or (z) the replacement of any director or trustee who is an officer or employee of PMC Commercial, CIM Group, LLC, or an affiliate of PMC Commercial or CIM Group, LLC, with any other officer or employee of PMC Commercial, CIM Group, LLC, or an affiliate of PMC Commercial or CIM Group, LLC.

“CIM Urban REIT” means CIM Urban REIT, LLC, a Delaware limited liability company.

“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, as to each Lender, its obligation to make Loans to Borrower pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Companies” means Borrower, its Subsidiaries, and solely for purposes of Section 6.01, General Partner, and “Company” means any one of the Companies.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Condemnation” means a temporary or permanent taking by any Governmental Authority as the result, in lieu, or in anticipation, of the exercise of the right of condemnation or eminent domain of all or any part of any Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting any Property or any part thereof.

“Consolidated Fixed Charges” means, for any Person for any period, the sum (without duplication) of (a) Consolidated Interest Charges and (b) scheduled principal payments on account of Indebtedness of such Person (including, for purposes hereof, scheduled reductions in commitments, but excluding any regularly scheduled principal payments on any Indebtedness which pays such Indebtedness in full, but only to the extent that the amount of such final payment is greater than the scheduled principal payment immediately preceding such final payment).

“Consolidated Interest Charges” means, for any Person for any period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of such Person in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of such Person with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Unsecured Debt Service” means, without duplication, for any Calculation Period, the product of (a) all Unsecured Debt of the Companies as of the last day of such Calculation Period multiplied by (b) a debt constant based on a thirty (30) year, mortgage-style principal amortization at an interest rate equal to the greatest of (i) the ten (10) year Treasury Bill yield plus 250 basis points (2.50%), (ii) seven (7.00%), and (iii) the one-month Eurodollar interest rate plus the Eurodollar Rate Applicable Margin as of the last day of such Calculation Period.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means a Borrowing.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for fraud, misapplication of cash, environmental claims, breach of representations or warranties, failure to pay taxes and insurance, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the highest Applicable Rate, if any, applicable to Base Rate Loans plus (c) two percent (2%) per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the Eurodollar Rate otherwise applicable to such Loan plus the highest Applicable Rate applicable to Eurodollar Rate Loans, plus two percent (2%) per annum.

“Defaulting Lender” means, subject to Section 2.16(b), any Lender that, as determined by Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans, within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified Borrower or Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after request by Administrative Agent, to confirm in a manner satisfactory to Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment,

transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith (in each case other than a real estate lease entered into in the ordinary course of business as part of Property leasing operations).

“Dollar” and “$” mean lawful money of the United States.

“Economic Leasing Percentage” means, for any Property, the percentage equal to gross rental income from leased space divided by total potential gross rental income from rental space based upon the most-recent Acceptable Appraisal or other information provided by Borrower and reasonably acceptable to Administrative Agent.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b) (iii), and (v) (subject to such consents, if any, as may be required under Section 11.06(b) (iii)).

“Environmental Assessment” means a report (including all drafts thereof) of an environmental assessment of any Unencumbered Property and of such scope (including the taking of soil borings and air and groundwater samples and other above and below ground testing) as Administrative Agent may reasonably request, by a consulting firm reasonably acceptable to Administrative Agent and made in accordance with Administrative Agent’s established guidelines.

“Environmental Claim” means any investigative, enforcement, cleanup, removal, containment, remedial, or other private or governmental or regulatory action at any time threatened, instituted, or completed pursuant to any applicable Environmental Requirement against any Company or against or with respect to any Property or any condition, use, or activity on any Property (including any such action against Administrative Agent or any Lender), and any claim at any time threatened or made by any Person against any Company or against or with respect to any Property or any condition, use, or activity on any Property (including any such claim against Administrative Agent or any Lender), relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from or in any way arising in connection with any Hazardous Material or any Environmental Requirement.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing, in each case as would be required and is shown as a liability on the books and records of the subject Person pursuant to GAAP.

“Environmental Requirement” means any Environmental Law, agreement or restriction (including any condition or requirement imposed by any insurance or surety company), as the same now exists or may be changed or amended or come into effect in the future, which pertains to any Hazardous

Material or the environment including ground or air or water or noise pollution or contamination, and underground or aboveground tanks.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a) (2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at- risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“Eurodollar Rate” means:

(a)                                 for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two (2) London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 9.01.

“Excluded Subsidiary” means, as of any date, any Subsidiary of Borrower with respect to which a Subsidiary Exclusion Event has occurred and is continuing.

“Excluded Taxes” means, with respect to Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located, (c) any backup withholding tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by Borrower under Section 11.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.01(a) (ii) or (c), and (e) any U.S. federal withholding Taxes imposed under FATCA.

“Exclusion Event” means (a) an Unencumbered Property suffers a Material Environmental Event after the date such Unencumbered Property was admitted into the Unencumbered Property Pool, or (b) an Unencumbered Property is subject to any Casualty or Condemnation that is a Material Property Event.

“Existing Facility” means that certain $100,000,000 senior unsecured revolving credit facility evidenced by the Existing Facility Documents.

“Existing Facility Documents” means that certain Credit Agreement dated as of February 6, 2012, by and among CIM Urban Partners, L.P., as borrower, CIM Urban REIT, LLC, as guarantor, Bank of America, N.A., as administrative agent, swing line lender, L/C issuer and a lender, and the other lenders from time to time party thereto, as amended, supplemented, restated or replaced from time to time, and any agreements, documents, notes, or Guarantees at any time executed or delivered in connection therewith.

“Extension Notice” means the notice in the form of Exhibit H pursuant to which Borrower elects to extend the Initial Maturity Date or the First Extended Maturity Date, as applicable.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FDPA” has the meaning specified in Section 7.07(a).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

“Fee Letter” means the letter agreement, dated August 28, 2013, among CIM Urban REIT, Borrower, Administrative Agent, and the Arranger.

“First Extended Maturity Date” means May 28, 2014.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“General Partner” means Urban Partners GP, LLC, a California limited liability company.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hotel Occupancy Rate” means, for any hotel Property, for any Calculation Period, the percentage of occupied room nights divided by available room nights.

“Improvements” means any Company’s interest in and to all on site and off site improvements to any Property, together with all fixtures, tenant improvements, and appurtenances now or later to be located on such Property and/or in such improvements.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, determined in accordance with GAAP:

(a)                            all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)                            all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(c)                             net obligations of such Person under any Swap Contract;

(d)                            all obligations for the deferred purchase price of property or services (other than trade accounts payable and accrued expenses in the ordinary course of business); provided, however, that Indebtedness shall not include obligations with respect to (i) options to purchase real property that have not been exercised, and (ii) earnouts, reimbursements, true-ups and other similar obligations incurred in connection with the purchase or sale of real properties in the ordinary course of business;

(e)                                  indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)                                   capital leases and Synthetic Lease Obligations;

(g)                                  all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h)                                 all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

For the avoidance of doubt, “Indebtedness” shall exclude obligations (x) incurred in the ordinary course of business (not constituting obligations for borrowed money) in connection with the leasing, operation, maintenance, and construction of real property such as construction contracts and agreement with tenants to provide tenant improvements, and (y) with respect to property taxes and other assessments in favor of Governmental Authorities or pursuant to assessments imposed in accordance with local Laws.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Maturity Date” February 28, 2014.

“Initial Unencumbered Properties” means the Properties listed on Schedule 4.01, and “Initial Unencumbered Property” means any one of the Initial Unencumbered Properties.

“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each calendar month and the Maturity Date.

“Interest Period” means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), three (3), or, subject to availability, six (6) months thereafter, as selected by Borrower in its Loan Notice; provided that:

(a)                                 any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)                                 any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)                                  no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease” means each existing or future lease, sublease (to the extent of any Company’s rights thereunder), or other agreement (other than an Acceptable Ground Lease) under the terms of which any Person has or acquires any right to occupy or use any Property, or any part thereof, or interest therein, and each existing or future guaranty of payment or performance thereunder.

“Lender” has the meaning specified in the introductory paragraph hereto.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to any Property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, each Note, the Subsidiary Guaranty, and the Fee Letter.

“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, Borrower, Subsidiary Guarantors, and solely for purposes of Sections 6.02, 6.03, 6.04, 7.05, 9.01(h), and 9.01(i), General Partner, and “Loan Party” means any one of the Loan Parties.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Companies, taken as a whole (other than as a result of general economic conditions); (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party (other than as a result of general economic conditions); or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, each agreement or contract to which such Person is a party involving aggregate consideration payable to or by such Person of $20,000,000 or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

“Material Environmental Event” means, with respect to any Property, (a) a violation of any Environmental Law with respect to such Property, or (b) the presence of any Hazardous Materials on, about, or under such Property that, under or pursuant to any Environmental Law, would require remediation, if in the case of either (a) or (b), such event or circumstance would reasonably be expected to result in a Material Property Event.

“Material Property Event” means, with respect to any Property, the occurrence of any event or circumstance occurring or arising after the date of this Agreement that would reasonably be expected to result in a (a) material adverse effect on the Appraised Value of such Property or (b) material adverse effect on the ownership of such Property.

“Material Title Defects” means, with respect to any Property, defects, Liens (other than Permitted Liens), and other encumbrances in the nature of easements, servitudes, restrictions, and rights-of-way that would customarily be deemed unacceptable title exceptions for a prudent lender (i.e., a prudent lender would reasonably determine that such exceptions, individually or in the aggregate, materially impair the value or operations of such Property, would prevent such Property from being used in the manner in which it is currently being used, or would reasonably be expected to result in a violation of any Law which would result in a Material Property Event).

“Maturity Date” means (a) if the Initial Maturity Date is not extended to the First Extended Maturity Date pursuant to Section 2.14, then the Initial Maturity Date, (b) if the Initial Maturity Date is extended to the First Extended Maturity Date pursuant to Section 2.14 and the First Extended Maturity

Date is not extended to the Second Extended Maturity Date pursuant to Section 2.14, then the First Extended Maturity Date, and (c) if the Initial Maturity Date is extended to the First Extended Maturity Date pursuant to Section 2.14 and the First Extended Maturity Date is extended to the Second Extended Maturity Date pursuant to Section 2.14, then the Second Extended Maturity Date; provided that in each case, if such date is not a Business Day, then the Maturity Date shall be the next preceding Business Day.

“Maximum Availability” means, as of any date, an amount equal to the lesser of (a) the Aggregate Commitments or (b) forty percent (40%) of the Unencumbered Asset Value minus the “Total Outstandings” under, and as defined in, the Existing Facility, in each case as of such date.

“Maximum Consolidated Leverage Ratio” means, as of any date, the ratio of (a) all Indebtedness of the Companies, on a consolidated basis as of such date, to (b) Total Asset Value as of such date.

“Maximum Consolidated Recourse Debt Ratio” means, as of any date, the ratio of (a) all Recourse Debt of the Companies, on a consolidated basis as of such date, to (b) Total Asset Value as of such date.

“Maximum Consolidated Secured Debt Ratio” means, as of any date, the ratio of (a) all Secured Debt of the Companies, on a consolidated basis as of such date, to (b) Total Asset Value as of such date.

“Minimum Consolidated Fixed Charge Coverage Ratio” means, as of any date, the ratio of (a) Net Operating Income with respect to all Properties of the Companies to (b) Consolidated Fixed Charges for the Companies, on a consolidated basis, for the Calculation Period most recently ended as of such date.

“Minimum Consolidated Unsecured Debt Service Coverage Ratio” means, as of any date, the ratio of (a) Unencumbered Net Operating Income to (b) Consolidated Unsecured Debt Service, in each case for the Calculation Period most recently ended as of such date.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001 (a) (3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Negative Pledge” means a provision of any agreement (other than this Agreement, any other Loan Document or any Existing Facility Documents) that prohibits the creation of any Lien on any assets of a Person; provided, however, that an agreement that establishes a maximum ratio of unsecured debt to unencumbered assets, or of secured debt to total assets, or that otherwise conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a “Negative Pledge” for purposes of this Agreement.

“Net Asset Value” means, as of any date, Total Asset Value minus Total Liabilities.

“Net Operating Income” means, for any Property for any period, an amount equal to (a) the aggregate amount of (i) gross lease revenues from the operations of such Property during such period from tenants in occupancy and paying rent and (ii) gross revenues from other sources, including, but not limited to, signage and parking, minus (b) the sum of all expenses and other proper charges incurred in connection with the operation of such Property during such period (including accruals for real estate taxes, insurance and property management fees, but excluding Consolidated Interest Charges, income taxes, depreciation, amortization, and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP; provided that proceeds from the Disposition of any Property shall not be included in Net Operating Income of such Property.

“Non-Recourse Debt” means, for any Person, any Indebtedness of such Person in which the holder of such Indebtedness may not look to such Person personally for repayment, other than to the extent of any security therefor or pursuant to Customary Recourse Exceptions. For purposes hereof, “Non-Recourse Debt” shall include Indebtedness of a Subsidiary of Borrower (other than a Subsidiary Guarantor) in which the holder of such Indebtedness may look to such Subsidiary personally for repayment (but not to any constituent owner of such Person other than for Customary Recourse Exceptions) and such Subsidiary is a special purpose entity owning only Properties that secure such Indebtedness or Equity Interest in another Subsidiary of Borrower that only owns Properties that secure such Indebtedness.

“Note” means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit B.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” has the meaning specified in Section 6.22.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp, court or documentary taxes or any other excise or property taxes, charges, intangible, recording, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means the aggregate outstanding principal amount of Loans after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date.

“Participant” has the meaning specified in Section 11.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation and any successor entity performing similar functions.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Liens” means Liens described in Section 8.01(a) through (k).

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, permitted joint venture, governmental authority or other entity of whatever nature, whether public or private.

“Physical Occupancy Rate” means, for any Property, the percentage of the rentable area of such Property leased by tenants pursuant to bona fide tenant Leases, which tenants are not more than thirty (30) days delinquent on all rent or other payments due under such Leases.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of Borrower or any ERISA Affiliate or any such Plan to which Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“PMC Commercial” means PMC Commercial Trust, a Texas real estate investment trust.

“Properties” means real estate properties owned by any Company, and “Property” means any one of the Properties.

“Property Information” has the meaning specified in Section 4.02(b). “Public Lender” has the meaning specified in Section 7.02.

“Recourse Debt” means, for any Person, Indebtedness of such Person that is not Non-Recourse Debt.

“Register” has the meaning specified in Section 11.06(c).

“REIT” means a “real estate investment trust” in accordance with Section 856 of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Required Lenders” means, as of any date, Lenders having at least sixty-six and two-thirds (66- 2/3%) of the Aggregate Commitments or, if the commitment of each Lender to make Loans has been terminated pursuant to Section 9.02, Lenders holding in the aggregate at least sixty-six and two-thirds (66-2/3%) of the Total Outstandings; provided that the Commitment of, and the portion of the Total Outstandings held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 5.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Borrower or any Subsidiary of Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Extended Maturity Date” means August 28, 2014.

“Secured Debt” means, for any Person as of any date, the total aggregate principal amount of any Indebtedness (other than Indebtedness incurred hereunder) of such Person that is (a) secured in any manner by any Lien or (b) entitled to the benefit of a Negative Pledge (other than under this Agreement).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of a Person a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary Exclusion Event” means, with respect to any Subsidiary of Borrower, one or more of the following events or circumstances has occurred or exists with respect to such Subsidiary: (a) a default (after the expiration of any period of grace or cure) with respect to any Indebtedness of such Subsidiary individually or in the aggregate of an amount that is equal to or greater than fifteen percent (15%) of the Appraised Value of the Properties owned by such Subsidiary; (b) such Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Subsidiary and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Subsidiary or to all or any material part of its property is instituted without the consent of such Subsidiary and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or (c) a nonappealable, uninsured monetary judgment default against such Subsidiary individually or in the aggregate of an amount that is equal to or greater than fifteen percent (15%) of the Appraised Value of the Properties owned by such Subsidiary.

“Subsidiary Guarantors” means, as of any date, all Subsidiaries of Borrower that have executed the Subsidiary Guaranty (or an addendum thereto in the form attached to the Subsidiary Guaranty), and “Subsidiary Guarantor” means any one of the Subsidiary Guarantors.

“Subsidiary Guaranty” means the Unconditional Guaranty Agreement executed by each Subsidiary Guarantor in favor of Administrative Agent, for the benefit of the Lenders, in the form of Exhibit G.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Total Asset Value” means, as of any date, the total assets of the Companies (other than the Excluded Subsidiaries) on a consolidated basis as required to be shown on the balance sheet of the Companies as of such date.

“Total Liabilities” means, for the Companies, on a consolidated basis, as of any date, the total liabilities as required to be shown on the balance sheet of the Companies as of such date.

“Total Outstandings” means, as of any date, the aggregate Outstanding Amount of all Loans.

“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unencumbered Asset Value” means, as of any date, the Appraised Value of each Unencumbered Property; provided that (a) the amount of Unencumbered Asset Value attributable to any single Unencumbered Property shall not exceed thirty percent (3 0%) of the Unencumbered Asset Value, and (b) the amount of Unencumbered Asset Value attributable to Unencumbered Properties that are hotel Properties shall not exceed forty percent (40%) of the Unencumbered Asset Value. For avoidance of doubt, if the Appraised Value of one or more Unencumbered Properties were to cause the thresholds in clause (a) or clause (b) above to be exceeded, then (i) the calculation of Unencumbered Asset Value shall only include the portion of the Appraised Value of each such Unencumbered Property that would result in compliance with each such threshold and shall exclude the portion of the Appraised Value of each such Unencumbered Property that would result in non-compliance with each such threshold, and (ii) such excess shall not, in and of itself, constitute a Default so long as Borrower complies with Section 2.05(b).

“Unencumbered Net Operating Income” means, for any Calculation Period, the aggregate Net Operating Income from all Unencumbered Properties.

“Unencumbered Properties” means, as of any date, the Properties that are included in the Unencumbered Property Pool as of such date, and “Unencumbered Property” means any one of the Unencumbered Properties.

“Unencumbered Property Pool” means, as of any date, each Property identified by Borrower in the most-recent Unencumbered Property Report that meets the following criteria:

(a)                                 such Property is primarily an apartment, industrial, office, retail, flex or hotel Property (including ancillary parking lots and structures);

(b)                                 such Property is located within the continental United States;

(c)                                  Borrower or a Subsidiary Guarantor owns fee simple title to one hundred percent (100%) of such Property or all of the leasehold interests in such Property pursuant to an

Acceptable Ground Lease; provided, however, that there may be up to one Property in the Unencumbered Property Pool that is not wholly-owned (but at least ninety percent (90%) owned) by Borrower or a Subsidiary Guarantor;

(d)                                 except for restrictions set forth herein, Borrower or the applicable Subsidiary Guarantor that owns such Property has the unilateral right to (i) Dispose of such Property, and (ii) create a Lien on such Property as security for Indebtedness of Borrower or such Subsidiary Guarantor subject to the rights of others under any Permitted Liens;

(e)                                  such Property is not subject to any Lien (other than Permitted Liens), any other encumbrances, or any Negative Pledge;

(f)                                   such Property is free of all material structural defects or architectural deficiencies, Material Title Defects, Material Environmental Event, or other adverse matters which, individually or collectively, would result in a Material Property Event;

(g)                                  such Property is not unimproved land or Property under development;

(h)                                 such Property is approved by Administrative Agent and Required Lenders in their reasonable discretion;

(i)                                     such Property has not been removed from the Unencumbered Property Pool pursuant to Section 4.03 as a result of an Exclusion Event that has not been cured by Borrower or waived by the Required Lenders; and

(j)                                    without implying any restriction on later adding a Property back to the Unencumbered Property Pool, such Property has not been removed from the Unencumbered Asset Pool pursuant to Section 4.05.

“Unencumbered Property Report” means a report in substantially the form of Exhibit E certified by a Responsible Officer of Borrower, setting forth in reasonable detail the total square footage, Physical Occupancy Rate, Hotel Occupancy Rate, the Economic Leasing Percentage, Appraised Value, and Unencumbered Asset Value for the Unencumbered Properties (individually and in the aggregate).

“United States” and “U.S.” mean the United States of America.

“Unsecured Debt” means, for any Person as of any date, Indebtedness of such Person that is not Secured Debt.

“Unused Commitment Fee” has the meaning specified in Section 2.09(a).

1.02                        Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)                                 The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b)                                 In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)                                  Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d)                                 For the avoidance of doubt, actions which are excepted from the covenants in Article VIII shall be deemed permitted herein.

1.03                        Accounting Terms.

(a)                                 Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Companies shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

(b)                                 Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Required Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04                        Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05                        Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

Article II.
The Commitments and Credit Extensions

2.01                        Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Loan”) to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Borrowing, (a) the Total Outstandings shall not exceed the Maximum Availability, and (b) the aggregate Outstanding Amount of the Loans of any Lender shall not exceed such Lender’s Commitment. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02                        Borrowings, Conversions and Continuations of Loans.

(a)                                 Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower’s irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Loan in a Loan Notice then such Loan shall be made as a Base Rate Loan. If Borrower fails to give a timely notice requesting a conversion or continuation of any Eurodollar Rate Loan, then the applicable Eurodollar Rate Loan shall (i) so long as no Default exists, automatically be continued as a Eurodollar Rate Loan with an Interest Period having a duration of one (1) month or (ii) if a Default exists, automatically be converted to a Base Rate Loan. Any such automatic continuation of Eurodollar Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b)                                 Following receipt of a Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to Administrative Agent in immediately available funds at Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower.

(c)                                  Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of Required Lenders.

(d)                                 Administrative Agent shall promptly notify Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e)                                  After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than five (5) Interest Periods in effect with respect to Loans.

2.03                        [Reserved].

2.04                        [Reserved].

2.05                        Prepayments.

(a)                                 Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof; or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by Borrower, and with respect to any such notice that is received by Administrative Agent more than three (3) Business Days prior to the date of any such prepayment, not revoked on or prior to the date that is three (3) Business Days prior to such prepayment, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.16, each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Applicable Percentages.

(b)                                 If for any reason the Total Outstandings at any time exceed the Maximum Availability then in effect, then Borrower shall, within five (5) Business Days, prepay Loans in an aggregate amount equal to such excess.

(c)                                  Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, Borrower may borrow Loans under Section 2.01, prepay Loans under this Section 2.05, and reborrow Loans under Section 2.01.

2.06                        Termination or Reduction of Commitments. Borrower may, upon notice to Administrative Agent, terminate the Aggregate Commitments in their entirety, or from time to time, on no more than three (3) occasions during the term of this Agreement, permanently reduce the Aggregate Commitments in part; provided that (a) any such notice shall be received by Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $5,000,000 in excess thereof, (c) after giving effect to such termination or reduction, the Aggregate Commitments shall not be less than $50,000,000 (unless Borrower terminates the Aggregate Commitments in their entirety), and (d) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Maximum Availability. Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07                        Repayment of Loans. Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

2.08                               Interest.

(a)                                 Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b)                                 (i)                                  If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)                                  If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii)                               Upon the request of Required Lenders, while any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv)                              Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)                             Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09                        Fees.

(a)                            Unused Commitment Fee. In addition to the payments provided elsewhere in this Agreement, Borrower shall pay to Administrative Agent, for the account of each Lender in accordance with its Applicable Percentage, an unused commitment fee (the “Unused Commitment Fee”), calculated as set forth below, on the daily amount of the Aggregate Commitments which was not used through the advance of all or any portion of Loans during the immediately preceding calendar quarter. The Unused Commitment Fee shall be calculated on the basis of actual days elapsed in a 360 day year at the Applicable Unused Commitment Rate (defined below), and shall be due and payable in arrears on the first Business Day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, commencing October 1, 2013, and on the last day of the Availability Period. The “Applicable Unused Commitment Rate” means a per annum fee of 25/100ths of one percent (0.25%) when the Outstanding Amounts of Loans on any day exceed fifty percent (50%) of the Aggregate Commitments in effect on such day (or, if terminated, in effect immediately prior to such termination), and 35/100ths of one percent (0.35%) where the Outstanding Amounts of Loans on any day are equal to or less than fifty percent (5 0%) of the Aggregate Commitments in effect on such day (or, if terminated, in effect immediately prior to such termination). The Unused Commitment Fee shall be calculated as follows:

(i)	Determine the daily Unused Commitment Fee for each day of the quarter

= [(Aggregate Commitments - Outstanding Amounts of Loans)] x [Applicable Unused Commitment Rate)/360 as applicable]

(ii)	Determine the Unused Commitment Fee for the calendar quarter =

The sum of all Unused Commitment Fees for each day of the quarter.

(b)                            Other Fees.

(i)                                     Borrower shall pay to the Arranger and Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii)                                  Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(c)                                  Authorization. Borrower hereby authorizes Administrative Agent to withdraw any fees from Borrower’s designated deposit account with Administrative Agent.

2.10                        Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a)                                 All computations of interest for Base Rate Loans based on Bank of America’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b)                                 If, as a result of any restatement of or other adjustment to the financial statements of Borrower or for any other reason, Borrower or the Lenders determine that (i) the Maximum Consolidated Leverage Ratio as calculated by Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Maximum Consolidated Leverage Ratio would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Administrative Agent for the account of the applicable Lenders, promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, automatically and without further action by Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of Administrative Agent or any Lender under Article IX. Borrower’s obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11                        Evidence of Debt. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.12                        Payments Generally; Administrative Agent’s Clawback.

(a)                            General. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b)                            Clawback.

(i)                                     Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to Administrative Agent such Lender’s share of such Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

(ii)                                  Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)                                  Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)                                 Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e)                                  Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13                        Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.14                        Extension of Maturity Date.

(a)                            Requests for Extension. Borrower shall have the right to extend the Initial Maturity Date to the First Extended Maturity Date by delivering an Extension Notice to Administrative Agent (who shall promptly notify the Lenders) at least thirty (30) days prior to the Initial Maturity Date. If the Initial Maturity Date is extended to the First Extended Maturity Date, then Borrower shall have the right to extend the First Extended Maturity Date to the Second Extended Maturity Date by delivering an Extension Notice to Administrative Agent (who shall promptly notify the Lenders) at least thirty (30) days prior to the First Extended Maturity Date.

(b)                            Conditions Precedent. Subject to satisfaction of the following conditions, the Initial Maturity Date shall be extended to the First Extended Maturity Date and, if applicable, the First Extended Maturity Date shall be extended to the Second Extended Maturity Date effective upon receipt of the applicable Extension Notice and payment of the fee referred to in the following clause (ii):

(i)                                     the representations and warranties contained in Article VI and the other Loan Documents are true and correct in all material respects on and as of the Initial Maturity Date or the First Extended Maturity Date, as applicable, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, except for changes in factual circumstances specifically and expressly permitted under this Agreement and except that for purposes of this Section 2.14, the representations and warranties contained in Sections6.05(a), 6.05(b), and 6.05(c) shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.01(a) and 7.01(b), respectively, at the time such Extension Notice is given and the effective date of such extension;

(ii)                                  on or before the Initial Maturity Date or the First Extended Maturity Date, as applicable, Borrower shall pay to Administrative Agent, for the pro rata account of each Lender in accordance with their respective Applicable Percentages, an extension fee equal to five-hundredths of one percent (0.05%) of the Aggregate Commitments as of such date, which fee shall, when paid, be fully earned and non-refundable under any circumstances; and

(iii)                               no Default shall exist on the date the applicable Extension Notice is given or the effective date of such extension.

(c)                                  Conflicting Provisions. This Section 2.14 shall supersede any provisions in Section 11.01 to the contrary.

2.15                        Increase in Commitments.

(a)                            At any time prior to the Maturity Date, provided no Default shall have occurred and then be continuing, Borrower may on a one time basis, if it so elects, increase the aggregate amount of the Aggregate Commitments (subject to proviso (ii) in the next sentence), either by designating an Eligible Assignee not theretofore a Lender to become a Lender and/or by agreeing with an existing Lender or Lenders that such Lender’s Commitment (or such Lenders’ Commitments) shall be increased. No Lender’s Commitment shall be increased in connection with any such increase in the Aggregate Commitments without such Lender’s consent. Upon execution and delivery by Borrower and any such Lender or other financial institution of a joinder agreement in form reasonably satisfactory to Administrative Agent, such existing Lender shall have a Commitment as therein set forth or such Eligible Assignee shall become a Lender with a Commitment as therein set forth and all the rights and obligations of a Lender with such a Commitment hereunder; provided that:

(i)                                Borrower shall provide prompt notice of such increase to Administrative Agent, who shall promptly notify the other Lenders;

(ii)                             the amount of such increase does not cause the Aggregate Commitments to exceed $150,000,000 (less the amount of any reduction in the Aggregate Commitments pursuant to Section 2.06); and

(iii)                          any such request for an increase shall be in a minimum amount of $5,000,000.

Upon any increase in the Aggregate Commitments pursuant to this Section 2.15, within five (5) Business Days (in the case of any Base Rate Loans then outstanding) or at the end of the then current Interest Period with respect thereto (in the case of any Eurodollar Rate Loans then outstanding), as applicable, each Lender’s Applicable Percentage shall be recalculated to reflect such increase in the Aggregate Commitments and the outstanding principal balance of the Loans shall be reallocated among the Lenders such that the outstanding principal amount of Loans owed to each Lender shall be equal to such Lender’s Applicable Percentage (as recalculated). All payments, repayments and other disbursements of funds by Administrative Agent to the Lenders shall thereupon and, at all times thereafter, be made in accordance with each Lender’s recalculated Applicable Percentage.

(b)                                 Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

2.16        Defaulting Lenders.

(a)                            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)                                Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii)                             Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by Administrative Agent for the account of that Defaulting

Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise, and including any amounts made available to Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to Administrative Agent hereunder; second, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent; third, if so determined by Administrative Agent and Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.16(a) (ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)                               Certain Fees. That Defaulting Lender shall not be entitled to receive any unused commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(b)                                 Defaulting Lender Cure. If Borrower and Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Article III.
Taxes, Yield Protection and Illegality

3.01                        Taxes.

(a)                            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)                                Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require Borrower or Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by Borrower or Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii)                             If Borrower or Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) Administrative Agent shall withhold or make such deductions as are determined by Administrative Agent to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) Administrative Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b)                            Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c)                             Tax Indemnifications.

(i)                                Without limiting the provisions of subsection (a) or (b) above, Borrower shall, and does hereby, indemnify Administrative Agent and each Lender, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by Borrower or Administrative Agent or paid by Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Borrower shall also, and does hereby, indemnify Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to Borrower by a Lender (with a copy to Administrative

Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii)                             Without limiting the provisions of subsection (a) or (b) above, each Lender shall, and does hereby, indemnify Borrower or Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for Borrower or Administrative Agent) incurred by or asserted against Borrower or Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to Borrower or Administrative Agent pursuant to subsection (e) (but only to the extent that any Loan Party has not already indemnified Borrower or Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so). Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d)                            Evidence of Payments. Upon request by Borrower or Administrative Agent, as the case may be, after any payment of Taxes by Borrower or by Administrative Agent to a Governmental Authority as provided in this Section 3.01, Borrower shall deliver to Administrative Agent or Administrative Agent shall deliver to Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to Borrower or Administrative Agent, as the case may be.

(e)                             Status of Lenders; Tax Documentation.

(i)                                Each Lender shall deliver to Borrower and to Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower or Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by Borrower pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii)                             Without limiting the generality of the foregoing, if Borrower is resident for tax purposes in the United States,

(A)                               any Lender that is a “United States person” within the meaning of Section 7701(a) (3 0) of the Code shall deliver to Borrower and Administrative Agent executed originals of IRS Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B)                               each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of Borrower or Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(1)                                 executed originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(2)                                 executed originals of IRS Form W-8ECI,

(3)                                 executed originals of IRS Form W-8IMY and all required supporting documentation,

(4)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c) (3) (A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c) (3) (B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c) (3) (C) of the Code and (y) executed originals of IRS Form W-8BEN, or

(5)                                 executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made.

(iii)                          Each Lender shall promptly (A) notify Borrower and Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that Borrower or Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(iv)                         If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(f)                              Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender a claim for any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent or such Lender, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent or such Lender in the event Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

3.02                        Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate,

Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.03                        Inability to Determine Rates. If Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until Administrative Agent (upon the instruction of Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

3.04                        Increased Costs; Reserves on Eurodollar Rate Loans.

(a)                                 Increased Costs Generally. If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e));

(ii)                                  subject any Lender to any tax of any kind whatsoever imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such tax (other than (i) connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document, or (ii) taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes or branch profits taxes) specifically in relation to and with respect to this Agreement or change the basis of taxation of payments to such Lender in respect thereof, excluding in all cases Excluded Taxes; or

(iii)                               impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)                                 Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)                                  Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)                                  Reserves on Eurodollar Rate Loans. Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided Borrower shall have received at least ten (10) days’ prior notice (with a copy to Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.

3.05                        Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)                                 any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)                                 any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower; or

(c)                                  any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by Borrower pursuant to Section 11.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06                        Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.04, or Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, Borrower may replace such Lender in accordance with Section 11.13.

3.07                        Survival. All of Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of Administrative Agent.

Article IV.
Unencumbered Properties

4.01                        Initial Unencumbered Properties. As of the Closing Date, the Unencumbered Properties shall consist of the Initial Unencumbered Properties.

4.02                        Approvals.

(a)                                 Subject to the terms and conditions set forth herein, Borrower may request that additional Properties be admitted into the Unencumbered Asset Pool.

(b)                                 Borrower may also, at its election add Properties to the Unencumbered Property Pool (including Properties that may have previously been removed pursuant to Sections 4.03 or 4.05); provided that the conditions contained in Article IV are satisfied. Borrower shall provide Administrative Agent with a written request for a Property to be admitted into the Unencumbered Property Pool. Such request shall be accompanied by information regarding such Property (the “Property Information”) including the following, in each case acceptable to Administrative Agent: (i) a general description of such Property’s location, market, and amenities; (ii) a property description; (iii) purchase information (including any contracts of sale and closing statements); (iv) cash flow projections for the next twelve (12) months and operating statements for at least the previous three (3) years or since opening or acquisition by Borrower or a Subsidiary Guarantor, as applicable, if opened or acquired less than three (3) years before such date; (v) a quality assurance report or an inspection report; (vi) a copy of the most recent appraisal obtained by Borrower, if any, of such Property; (vii) an Environmental Assessment; (viii) title and survey information; and (ix) such other information reasonably requested by Administrative Agent.

(c)                                  Each Property shall be subject to Administrative Agent’s and Required Lenders’ approval to be admitted (or re-admitted) into the Unencumbered Property Pool.

4.03                        Exclusion Event. After the occurrence of any Exclusion Event, Required Lenders shall have the right in their sole discretion at any time and from time to time to notify Borrower that, effective three (3) Business Days after the giving of such notice and for so long as the circumstances giving rise to such Exclusion Event exist, such Property shall no longer be included in the Unencumbered Property Pool.

4.04                        Appraisals. Borrower shall provide to Administrative Agent an Acceptable Appraisal of each Unencumbered Property once every twelve (12) months during the term of this Agreement. If Borrower fails to provide any such Acceptable Appraisal, then Administrative Agent will be entitled to engage a third party appraiser, at Borrower’s expense, once during each twelve (12) month period, to conduct an Acceptable Appraisal of each Unencumbered Property or any part thereof; provided that, in addition to the foregoing, Administrative Agent will be entitled to obtain additional Acceptable Appraisals of any Unencumbered Property or any part thereof, at Borrower’s expense, if: (i) a Default has occurred and is continuing at the time Administrative Agent orders such appraisal; or (ii) an appraisal is required under applicable Law.

4.05                        Borrowing Base Release Provisions. At the request of Borrower, an Unencumbered Property may be removed from the Unencumbered Property Pool subject to the following conditions: (a)  no Default shall exist (unless such Default relates solely to the Unencumbered Property to be removed from the Unencumbered Asset Pool), result from, or be continuing after giving effect to such release; and (b)  Administrative Agent shall receive satisfactory evidence that, on a pro forma basis for the most recently completed fiscal period, after giving effect to such release and any prepayment of the Obligations, Borrower is in compliance with Sections 8.16 and 8.17.

Article V.
Conditions Precedent to Credit Extensions

5.01                        Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)                                 Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or digital copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Administrative Agent and each of the Lenders:

(i)                                     executed counterparts of this Agreement and the Subsidiary Guaranty, sufficient in number for distribution to Administrative Agent, each Lender and Borrower;

(ii)                                  a Note executed by Borrower in favor of each Lender requesting a Note;

(iii)                               such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)                              such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

(v)                                 a favorable opinion of DLA Piper LLP, counsel to the Loan Parties, addressed to Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as Administrative Agent may reasonably request including due formation, authorization, enforceability and no conflict with all provisions of the Organization Documents of the Companies;

(vi)                              a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vii)                           a certificate signed by a Responsible Officer of CIM Urban REIT and Borrower certifying (A) that the conditions specified in Sections 5.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or would be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) the absence of any action, suit, investigation or proceeding pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or governmental authorities related to

Borrower or CIM Urban REIT that could reasonably be expected to have a Material Adverse Effect, and (D) a calculation of the Maximum Consolidated Leverage Ratio as of the last day of the fiscal quarter of the Companies most recently ended prior to the Closing Date;

(viii)                        a duly completed Unencumbered Property Report and Compliance Certificate as of the last day of the fiscal quarter of the Companies ended on June 30, 2013, signed by a Responsible Officer of CIM Urban REIT; and

(ix)                              such other assurances, certificates, documents, consents or opinions as Administrative Agent or Required Lenders reasonably may require.

(b)                                 Any fees required to be paid on or before the Closing Date shall have been paid.

(c)                                  Unless waived by Administrative Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Administrative Agent (directly to such counsel if requested by Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 10.03, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02                        Conditions to all Credit Extensions. The obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a)                                 The representations and warranties of Borrower and each other Loan Party contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, except for changes in factual circumstances specifically and expressly permitted under this Agreement and except that for purposes of this Section 5.02, (i) the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 and (ii) the representations and warranties contained in subsection (c) of Section 6.05 shall be deemed to refer to the date of the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)                                 No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)                                  After giving effect to such proposed Credit Extension, the Total Outstandings as of such date shall not exceed the Maximum Availability.

(d)                            Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

(e)                             Borrower has borrowed all amounts available under the Existing Facility Documents in excess of the sum of the Letter of Credit Sublimit and the Swing Line Sublimit (as such terms are defined in the Existing Facility Documents).

Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

Article VI.
Representations and Warranties

Borrower represents and warrants to Administrative Agent and the Lenders that:

6.01                        Existence, Qualification and Power; Compliance with Laws. Each Company (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) in the case of the Loan Parties, execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c) to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

6.02                        Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not: (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. No Organization Document of any Loan Party or any manager, member or general partner thereof contains any term, provision, or other agreement that (a) except as expressly disclosed to Administrative Agent and Lenders, requires the consent of any Person for any Loan Party’s execution, delivery, or performance of the Loan Documents, (b) restricts the ability of any Company to incur or Guarantee the Obligations or grant Liens in its Properties or other assets to secure the Obligations, (c) would materially and adversely impair the ability of any Loan Party to perform its respective obligations under any Loan Document, (d) would have a material adverse affect on the legality, validity, binding effect, or enforceability against any Loan Party of any Loan Document, or (e) would materially and adversely impair any rights or remedies of Administrative Agent or any Lender under the Loan Documents or applicable Law.

6.03                        Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

6.04                        Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

6.05                        Financial Statements; No Material Adverse Effect.

(a)                            The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower as of the date thereof, including liabilities for taxes, material commitments and Indebtedness as and to the extent required to comply with GAAP.

(b)                            The unaudited consolidated balance sheet of Borrower dated June 30, 2013, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Borrower as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 6.05 sets forth all material indebtedness and other liabilities, direct or contingent, of Borrower as of the date of such financial statements, including liabilities for taxes, material commitments and Indebtedness as and to the extent required to comply with GAAP.

(c)                             Since June 30, 2013, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

(d)                            The most recent consolidated forecasted balance sheet and statements of income and cash flows of Borrower delivered pursuant to Section 7.01(d) were prepared in good faith on the basis of the assumptions believed to be reasonable at the time of preparation thereof, and represented, at the time of preparation thereof, Borrower’s best estimate of its future financial condition and performance.

6.06                        Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower or General Partner after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Company or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in Schedule 6.06, either individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect, and there has been no adverse change in the status, or financial effect on any Company, of the matters described on Schedule 6.06.

6.07                        No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.08                        Ownership of Property; Liens. Each Company has good record and marketable title in fee simple to, or valid leasehold interests in, all property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Unencumbered Property is subject to any Liens, other than Permitted Liens.

6.09                        Environmental Compliance.

(a)                            The Companies conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that, except as specifically disclosed in Schedule 6.09, such Environmental Laws and claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                            Except as specifically disclosed on Schedule 6.09, after due inquiry and investigation in accordance with good commercial or customary practices to determine whether contamination is present on any Unencumbered Property or elsewhere in connection with any activity on any Unencumbered Property, without regard to whether Administrative Agent or any Lender has or hereafter obtains any knowledge or report of the environmental condition of any Unencumbered Property: (i) during the period of the applicable Company’s ownership of each Unencumbered Property, such Unencumbered Property has not been used for industrial or manufacturing purposes, for landfill, dumping or other waste disposal activities or operations, for generation, storage, use, sale, treatment, processing, recycling or disposal of any Hazardous Material, for underground or aboveground storage tanks, or for any other use that could give rise to the release of any Hazardous Material on such Unencumbered Property in violation of applicable Laws and for which all removal or remedial action required under applicable Laws has been completed and/or is being undertaken pursuant to applicable Laws; to each Company’s knowledge, no such use of any Unencumbered Property occurred at any time prior to the period of the applicable Company’s ownership of such Unencumbered Property; and to each Company’s knowledge, no such use on any adjacent property occurred at any time prior to the date hereof; (ii) to each Company’s knowledge, there is no Hazardous Material, storage tank (or similar vessel) whether underground or otherwise, sump or well currently on any Unencumbered Property in violation of applicable Laws; (iii) no Company has received any notice or has any knowledge of any Environmental Claim or any completed, pending or proposed or threatened investigation or inquiry concerning the presence or release of any Hazardous Material on any Unencumbered Property or any adjacent property or concerning whether any condition, use or activity on any Unencumbered Property or any adjacent property is in violation of any Environmental Requirement for which known liabilities remain outstanding; (iv) the present conditions, uses and activities on each Unencumbered Property do not violate any Environmental Requirement and the use of each Unencumbered Property which the applicable Company (and each tenant and subtenant, if any) makes and intends to make of each Unencumbered Property complies and will comply with all applicable Environmental Requirements; (v) no Unencumbered Property appears on and to each Company’s knowledge has never been on the National Priorities List, any federal or state “superfund” or “superlien” list, or any other list or database of properties maintained by any local, state or federal agency or department showing properties which are known to contain or which are suspected of containing a Hazardous Material; and (vi) no Company has ever applied for and been denied environmental impairment liability insurance coverage relating to any Unencumbered Property.

6.10                        Insurance. The properties of the Companies are insured with financially sound and reputable insurance companies not Affiliates of any Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Companies operate.

6.11                        Taxes. The Companies have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Company that would, if made, have a Material Adverse Effect.

6.12                             ERISA Compliance.

(a)                            Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the best knowledge of Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)                            There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected have a Material Adverse Effect.

(c)                             (i) No ERISA Event has occurred, and neither Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d) (2) of the Code) is sixty percent (60%) or higher and neither Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below sixty (60%) as of the most recent valuation date; (iv) neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d)                            Neither Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 6.12(d) and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

6.13                        Subsidiaries; Equity Interests. As of October 16, 2013, Borrower does not have any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 6.13. As of October 16, 2013, Borrower does not have any direct or indirect equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 6.13.

6.14                        Margin Regulations; Investment Company Act.

(a)                                 Borrower is not engaged and will not engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)                                 None of Borrower, any Person Controlling Borrower, or any Subsidiary thereof is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15                        Disclosure. Each of Borrower and General Partner has disclosed to Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Company is subject, and all other matters known to them, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Company or General Partner to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower and General Partner represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.16                        Compliance with Laws. Each Company is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.17                        Taxpayer Identification Number. Borrower’s true and correct U.S. taxpayer identification number is set forth on Schedule 11.02.

6.18                        Unencumbered Properties.

(a)                                 Each Unencumbered Property complies with all Laws, including all subdivision and platting requirements, without reliance on any adjoining or neighboring property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to result in a Material Property Event.

(b)                                 The Improvements with respect to each Unencumbered Property comply with all Laws regarding access and facilities for handicapped or disabled persons, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to result in a Material Property Event.

(c)                                  No Unencumbered Property is the subject of any pending or, to any Loan Party’s knowledge, threatened adverse zoning proceeding that would reasonably be expected to result in a Material Property Event.

(d)                                 No Loan Party has directly or indirectly conveyed, assigned, or otherwise disposed of, or transferred (or agreed to do so) any development rights, air rights, or other similar rights, privileges, or attributes with respect to any Unencumbered Properties, including those arising under any zoning or property use ordinance or other Law, except where any of the foregoing would not reasonably be expected to result in a Material Property Event.

(e)                                  All utility services necessary for the use of each Unencumbered Property and the Improvements and the operation thereof for their intended purpose are available at the Unencumbered Property.

(f)                                   No Loan Party has made any contract or arrangement of any kind the performance of which by the other party thereto would give rise to any Lien or Negative Pledge on any Unencumbered Property.

(g)                                  Except as set forth on Schedule 6.18, no Unencumbered Property is part of a larger tract of Property owned by any Loan Party or otherwise included under any unity of title or similar covenant with other Property not owned by a Loan Party and each Unencumbered Property constitutes a separate tax lot or lots with a separate tax assessment or assessments for such Unencumbered Property and the Improvements thereon, independent of those for any other Property or improvements.

(h)                                 The current and anticipated use of each Unencumbered Property complies in all material respects with all applicable zoning ordinances, regulations, and restrictive covenants affecting the Unencumbered Properties, all use restrictions of any Governmental Authority having jurisdiction have been satisfied, and no violation of any Law or regulation, which would reasonably be expected to result in a Material Property Event, exists with respect thereto.

6.19                        Ground Leases. Except as set forth on Schedule 6.19 (as supplemented from time to time):

(a)                                 The Loan Parties have delivered true and correct copies each Acceptable Ground Lease.

(b)                                 Each Acceptable Ground Lease is in full force and effect.

(c)                                  To each Loan Party’s knowledge, (i) there are no defaults or terminating events under any Acceptable Ground Lease by any Loan Party or any ground lessor thereunder, and (ii) no event has occurred which but for the passage of time, or notice, or both would constitute a default or terminating event under any Acceptable Ground Lease except for such defaults or terminating events specifically disclosed to Administrative Agent in writing.

(d)                            All rents, additional rents, and other sums due and payable under each Acceptable Ground Lease have been paid in full.

(e)                             No Loan Party nor the ground lessor under any Acceptable Ground Lease has commenced any action or given or received any notice for the purpose of terminating such Acceptable Ground Lease.

(f)                              Each Acceptable Ground Lease or a memorandum thereof has been duly recorded.

(g)                             No Loan Party’s interest in any Acceptable Ground Lease is subject to any Liens or any Negative Pledge other than the ground lessor’s related fee interest and Liens for taxes not yet due and payable.

(h)                            Each Loan Party’s interest in each Acceptable Ground Lease is assignable to Administrative Agent upon notice to, but without the consent of, the ground lessor thereunder (or, if any such consent is required, then such consent has been obtained prior to the date hereof).

6.20                     Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.

6.21                     [Reserved].

6.22                        OFAC. Neither Borrower nor any of its Subsidiaries: (a) is a person named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) available at http://www.treas.gov/offices/enforcement/ofac/index.shtml or as otherwise published from time to time; (b) is (i) an agency of the government of a country, (ii) an organization controlled by a country, or (iii) a person resident in a country, in each case that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/index.shtml, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person; or (c) to the knowledge of Borrower, derives any of its assets or operating income from investments in or transactions with any such country, agency, organization or person. To the knowledge of Borrower, none of the proceeds from the Loans will be used to finance any operations, investments or activities in, or make any payments to, any such country, agency, organization, or person.

Article VII.
Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

7.01                        Financial Statements. Borrower shall deliver to Administrative Agent and each Lender, in substantially the form provided prior to the date hereof or otherwise in form and detail reasonably satisfactory to Administrative Agent and Required Lenders:

(a)                                 as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower (commencing with the fiscal year ended December 31, 2013), a consolidated balance sheet of Borrower as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)                            as soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year of Borrower (commencing with the fiscal quarter ended September 30, 2013), a consolidated balance sheet of Borrower as at the end of such fiscal quarter, the related consolidated statements of income or operations for such fiscal quarter and for the portion of Borrower’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity, and cash flows for the portion of Borrower’s fiscal year then ended, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Borrower in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes (to the extent not otherwise prepared by Borrower); and

(c)                             as soon as available, but in any event within thirty (30) days of filing, copies of the annual tax returns of Borrower; and

(d)                            as soon as available, but in any event at least thirty (30) days after the end of each fiscal year of Borrower, forecasts prepared by management of Borrower, in form satisfactory to Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of Borrower on a monthly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 7.02(e), Borrower shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of Borrower to furnish the information and materials described in clauses (a) or (b) above at the times specified therein.

7.02        Certificates; Other Information. Borrower shall deliver to Administrative Agent and each Lender, in form and detail satisfactory to Administrative Agent and Required Lenders:

(a)                            concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2013), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of Borrower (which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b)                            concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2013), a duly completed Unencumbered Property Report together with operating statements and rent rolls for each Unencumbered Property, in each case signed by the chief executive officer, chief financial officer, treasurer or controller of Borrower (which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c)                             concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) (commencing with the delivery of the financial statements for the fiscal year ended December 31, 2013), a duly completed real estate schedule, in form and substance reasonably satisfactory to Administrative Agent signed by the chief executive officer, chief financial officer, treasurer or controller of Borrower (which delivery may, unless Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(d)                            promptly after any request by Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of any Company, or any audit of any of them;

(e)                             promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto; and

(f)                              promptly, such additional information regarding the business, financial or corporate affairs of any Company, or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 7.01(a) or (b) or Section 7.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to Administrative Agent or any Lender upon its request to Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Borrower shall notify Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Borrower hereby acknowledges that (a) Administrative Agent and/or the Arranger will make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that so long as Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities (w) with respect to any Borrower Materials that are clearly and conspicuously marked “PUBLIC,” Borrower shall be deemed to have authorized Administrative Agent, the Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC.”

7.03                        Notices. Borrower shall promptly, but in all cases concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b) and each Loan Notice, notify Administrative Agent:

(a)                            of the occurrence of any Default;

(b)                            of any (i) breach or non-performance of, or any default under, a Contractual Obligation of any Company; (ii) any dispute, litigation, investigation, proceeding or suspension between any Company and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Company, including pursuant to any applicable Environmental Laws, in each case that has resulted or would reasonably be expected to have a Material Adverse Effect;

(c)                             of the occurrence of any ERISA Event;

(d)                            any litigation, arbitration or governmental investigation or proceeding instituted or threatened against an Unencumbered Property, and any material development therein that has resulted or would reasonably be expected to result in a Material Property Event;

(e)                             any actual or threatened Condemnation of any portion of an Unencumbered Property, any negotiations with respect to any such taking, or any Casualty or other loss of or substantial damage to any Unencumbered Property that has resulted or would reasonably be expected to result in a Material Property Event;

(f)                              any notice received by any Company with respect to the cancellation, alteration or non renewal of any insurance coverage maintained with respect to any Unencumbered Property that has resulted or would reasonably be expected to result in a Material Property Event;

(g)                             any required permit, license, certificate or approval with respect to any Unencumbered Property lapses or ceases to be in full force and effect or claim from any person that any Unencumbered Property, or any use, activity, operation or maintenance thereof or thereon, is not in compliance with any Law that has resulted or would reasonably be expected to result in a Material Property Event;

(h)                            of any material change in accounting policies or financial reporting practices by any Company, including any determination by Borrower referred to in Section 2.10(b); and

(i)                                     any labor controversy pending or threatened against any Loan Party or any contractor performing work on an Unencumbered Property, and any material development in any labor controversy, that has resulted or would reasonably be expected to result in a Material Property Event or have a Material Adverse Effect.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04                        Payment of Obligations. Borrower shall, and shall cause each other Loan Party to, pay and discharge as the same shall become due and payable: (a) all material tax liabilities, assessments and governmental charges or levies upon a Loan Party or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party; and (b) all lawful claims which, if unpaid, would by law become a Lien upon any Unencumbered Property.

7.05                        Preservation of Existence, Etc. Borrower shall, and shall cause each other Loan Party to: (a) preserve, renew and maintain in full force and effect its legal existence and good standing (except that such Loan Party shall have ten (10) days after such Loan Party first obtains knowledge that such Loan Party is not in good standing to comply with this Section 7.05) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect.

7.06                        Maintenance of Properties. Borrower, and shall cause each other Loan Party to, keep the Unencumbered Properties in good order, repair, operating condition, and appearance, causing all necessary repairs, renewals, replacements, additions, and improvements to be promptly made, and not allow any of the Unencumbered Properties to be misused, abused or wasted or to deteriorate (ordinary wear and tear excepted). Notwithstanding the foregoing, no Loan Party shall, without the prior written consent of Administrative Agent: (a) remove from an Unencumbered Property any fixtures or personal property except such as is replaced by an article of equal suitability and value or in the event such fixtures or personal property are obsolete, if applicable, replaced by an article of suitable replacement, in each case, owned by such Loan Party, free and clear of any Lien (other than Permitted Liens); or (b) make any structural alteration to an Unencumbered Property or any other alteration thereto which impairs the value thereof.

7.07                        Maintenance of Insurance. Borrower shall:

(a)                                      Maintain, and cause each other Company to maintain, with financially sound and reputable insurance companies not Affiliates of any Company, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

(b)                                      Obtain and maintain, or cause the applicable Loan Party to obtain and maintain, at the applicable Loan Party’s sole expense: (i) property insurance with respect to each

Unencumbered Property, against loss or damage by fire, lightning, windstorm, explosion, hail, tornado and such additional hazards as are presently included in special form (also known as “all- risk”) coverage and against any and all acts of terrorism and such other insurable hazards as Administrative Agent may require, in an amount not less than one hundred percent (100%) of the full replacement cost, including the cost of debris removal, without deduction for depreciation and sufficient to prevent the applicable Loan Parties, Administrative Agent, and Lenders from becoming coinsurers; (ii) if and to the extent any portion of any Unencumbered Property or the Improvements is, under the Flood Disaster Protection Act of 1973 (for purposes of this Section, “FDPA”), as it may be amended from time to time, in a Special Flood Hazard Area, within a Flood Zone designated A or V in a participating community, a flood insurance policy in an amount required by Administrative Agent, but in no event less than the amount sufficient to meet the requirements of applicable Law and the FDPA, as such requirements may from time to time be in effect; (iii) general liability insurance, on an “occurrence” basis against claims for “personal injury” liability, including bodily injury, death, or property damage liability, for the benefit of the applicable Loan Parties as named insureds and Administrative Agent, for the benefit of Lenders, as additional insured; (iv) statutory workers’ compensation insurance with respect to any work on or about any of the Unencumbered Properties (including employer’s liability insurance, if required by Administrative Agent), covering all employees and contractors of each applicable Loan Party; and (v) such other insurance on the Unencumbered Properties and endorsements as may from time to time be required by Administrative Agent (including but not limited to soft cost coverage, automobile liability insurance, business interruption insurance, or delayed rental insurance, boiler and machinery insurance, earthquake insurance with respect to any Unencumbered Property (where the probable maximum loss, as reasonably determined by Administrative Agent, is greater than twenty percent (20%) of the Appraised Value of such Unencumbered Property), wind insurance, sinkhole coverage, and/or permit to occupy endorsement) and against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated, due regard being given to the height, type, construction, location, use and occupancy of buildings and Improvements. All insurance policies with respect to all Unencumbered Properties shall be issued and maintained by insurers, in amounts, with deductibles, limits and retentions, and in forms reasonably satisfactory to Administrative Agent. All insurance companies providing insurance required pursuant to this Agreement or any other Loan Document with respect to the Unencumbered Property must be licensed to do business in the state in which such Unencumbered Property is located and must have an A. M. Best Company financial and performance ratings of A-:IX or better. All insurance policies maintained, or caused to be maintained, with respect to the Unencumbered Properties, except for general liability insurance, shall provide that each such policy shall be primary without right of contribution from any other insurance that may be carried, Administrative Agent or any Lender and that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. If any insurer which has issued a policy of hazard, liability, or other insurance required pursuant to this Agreement or any other Loan Document with respect to the Unencumbered Property becomes insolvent or is the subject of any petition, case, proceeding or other action pursuant to any Debtor Relief Law, or if in Administrative Agent’s reasonable opinion the financial responsibility of such insurer is or becomes inadequate, then each applicable Loan Party shall in each instance promptly upon its discovery thereof or upon the request of Administrative Agent therefor, promptly obtain and deliver to Administrative Agent a like policy (or, if and to the extent permitted by Administrative Agent, acceptable evidence of insurance) issued by another insurer, which insurer and policy meet the requirements of this Agreement or such other Loan Document, as the case may be.

(c)                                  Cause all certificates of insurance or other evidence of each initial insurance policy with respect to each Unencumbered Property to be delivered to Administrative Agent on or prior to the date such Unencumbered Property is admitted into the Unencumbered Property Pool, with all premiums fully paid current, and each renewal or substitute policy (or evidence of insurance) shall be delivered to Administrative Agent, with all premiums fully paid current, at least five (5) Business Days before the termination of the policy it renews or replaces.

(d)                                 Pay all premiums on policies required pursuant to this Section 7.07 as they become due and payable and, upon Administrative Agent’s request, promptly deliver to Administrative Agent evidence satisfactory to Administrative Agent of the timely payment thereof.

7.08                        Compliance with Laws. Borrower shall, and shall cause each other Company to, comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

7.09                        Books and Records. Borrower shall, and shall cause each other Company to, maintain: (a) proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Company; and (b) such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Company.

7.10                        Inspection Rights. Borrower shall, and shall cause each other Company to, permit representatives and independent contractors of Administrative Agent and each Lender to visit and inspect and photograph any of its properties (including any Unencumbered Property), to examine its corporate, financial and operating records, and all recorded data of any kind or nature, regardless of the medium of recording including all software, writings, plans, specifications and schematics, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Company; provided, however, that when an Event of Default exists Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

7.11                        Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions for repayment of debt, the acquisition of Properties, working capital, and other general corporate purposes not in contravention of any Law or of any Loan Document.

7.12                        Environmental Matters. Borrower shall, and shall cause each other Loan Party to:

(a)                                 Violations; Notice to Administrative Agent.

(i)                                     Keep the Unencumbered Properties free of Hazardous Material to the extent such action would reasonably be expected to result in a Material Property Event;

(ii)                                  Promptly deliver to Administrative Agent a copy of each report pertaining to any Unencumbered Property or to any Loan Party prepared by or on behalf of such Loan Party pursuant to any Environmental Requirement; and

(iii)                               Immediately advise Administrative Agent in writing of any Environmental Claim or of the discovery of any Hazardous Material on any Unencumbered Property, as soon as any Loan Party first obtains knowledge thereof, including a full description of the nature and extent of the Environmental Claim and/or Hazardous Material and all relevant circumstances.

(b)                                 Site Assessments and Information. If Administrative Agent shall ever have reason to believe that any Hazardous Material affects any Unencumbered Property, or if any Environmental Claim is made or threatened, or if a Default shall have occurred and be continuing, then if requested by Administrative Agent, then Borrower shall either (x) remove such Unencumbered Property from the Borrowing Base pursuant to Section 4.05 or (y) at Borrower’s expense, deliver to Administrative Agent within ten (10) days after Administrative Agent’s request, an Environmental Assessment made after the date of Administrative Agent’s request. Each Loan Party shall cooperate with each consulting firm making any such Environmental Assessment and shall supply to the consulting firm, from time to time and promptly on request, all information available to such Loan Party to facilitate the completion of the Environmental Assessment. If any Loan Party fails to furnish Administrative Agent within ten (10) days after Administrative Agent’s request with a copy of an agreement with an acceptable environmental consulting firm to provide such Environmental Assessment, or if any Loan Party fails to furnish to Administrative Agent such Environmental Assessment within ten (10) days after Administrative Agent’s request, then Administrative Agent may cause any such Environmental Assessment to be made at Borrower’s expense and risk. Administrative Agent and its designees are hereby granted access to the Unencumbered Properties at any time or times, upon reasonable notice (which may be written or oral), and a license which is coupled with an interest and irrevocable, to make or cause to be made such Environmental Assessments. Administrative Agent may disclose to interested parties any information Administrative Agent ever has about the environmental condition or compliance of the Unencumbered Properties, but shall be under no duty to disclose any such information except as may be required by Law. Administrative Agent shall be under no duty to make any Environmental Assessment of any Unencumbered Property, and in no event shall any such Environmental Assessment by Administrative Agent be or give rise to a representation that any Hazardous Material is or is not present on any Unencumbered Property, or that there has been or shall be compliance with any Environmental Requirement, nor shall any Loan Party or any other Person be entitled to rely on any Environmental Assessment made by Administrative Agent or at Administrative Agent’s request. Neither Administrative Agent nor any Lender owes any duty of care to protect any Loan Party or any other Person against, or to inform them of, any Hazardous Material or other adverse condition affecting any Unencumbered Property.

7.13                        Acceptable Ground Leases. Borrower shall, and shall cause each other Loan Party to:

(a)                                 pay or cause to be paid all rents, additional rents, and other sums required to be paid by the applicable Loan Party, as tenant under and pursuant to the provisions of each Acceptable Ground Lease;

(b)                                 diligently perform and observe in all material respects all of the terms, covenants, and conditions each Acceptable Ground Lease as tenant under such Acceptable Ground Lease; and

(c)                                  promptly notify Administrative Agent of (i) the giving to any Loan Party of any notice of any default by such Loan Party under any Acceptable Ground Lease and deliver to Administrative Agent a true copy of each such notice, and (ii) any bankruptcy, reorganization, or insolvency of the landlord under any Acceptable Ground Lease or of any notice thereof, and deliver to Administrative Agent a true copy of such notice;

7.14                        Reports and Testing. Borrower shall, and shall cause each other Loan Party to, promptly (a) deliver to Administrative Agent copies of all material reports, studies, inspections, and tests made on the Unencumbered Properties, the Improvements, or any materials to be incorporated into the Improvements, and (b) make such additional tests on the Unencumbered Properties, the Improvements, or any materials to be incorporated into the Improvements as Administrative Agent may reasonably require. In addition, Borrower shall, and shall cause each other Loan Party to, immediately notify Administrative Agent of any report, study, inspection, or test that indicates any material adverse condition relating to the Unencumbered Properties, the Improvements, or any such materials which would reasonably be expected to result in a Material Property Event.

7.15                        Guaranties. Pursuant to the Subsidiary Guaranty, Borrower shall cause each Subsidiary of Borrower that owns an Unencumbered Property to (a) become a Subsidiary Guarantor by executing and delivering to Administrative Agent the Subsidiary Guaranty (or an addendum thereto in the form attached to the Subsidiary Guaranty), and (b) deliver to Administrative Agent documents of the types referred to in Sections 5.01(a) (iii) , 5.01(a)(iv), 5.01(a)(vi), and 5.01(a) (vii) , together with a favorable opinion of counsel of such Person, all such documentation and opinion to be in form, content and scope reasonably satisfactory to Administrative Agent.

7.16                        [Reserved].

7.17                        Material Contracts. Borrower shall, and shall cause each Loan Party to, perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by Administrative Agent and, upon request of Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, except, in any such case, where the failure to do so, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.18                        Further Assurances. Borrower shall, and shall cause each Company to, promptly upon request by Administrative Agent, or any Lender through Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution or acknowledgment thereof, and (b) do, execute, acknowledge, deliver, register and re-register any and all such further acts, certificates, assurances and other instruments as Administrative Agent, or any Lender through Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

Article VIII.
Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:

8.01                        Liens. Borrower shall not, and shall not permit any other Company to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any Unencumbered Property, other than the following:

(a)                                 Liens pursuant to any Loan Document;

(b)                                 Liens securing Indebtedness existing on the date hereof and listed on Schedule 8.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, and (iii) the direct or any contingent obligor with respect thereto is not changed;

(c)                                  Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than sixty (60) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e)                                  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)                                   easements, rights-of-way, restrictions, restrictive covenants, encroachments, protrusions, and other similar encumbrances affecting any Property which do not in any case materially detract from the value of such Unencumbered Property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Loan Party;

(g)                                  Liens securing judgments not constituting an Event of Default under Section 9.01(j);

(h)                                 Liens securing Indebtedness permitted under Section 8.03(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

(i)                                     any interest of a lessee of such Unencumbered Property under Leases entered into in the ordinary course of the applicable Loan Party’s business;

(j)                                    rights of lessors under Acceptable Ground Leases; and

(k)                                 Liens securing Indebtedness under the Existing Facility, provided that such Liens ratably secure the Obligations.

8.02                        Investments. Borrower shall not, and shall not permit any other Company to, make any Investments, except:

(a)                                 Investments existing on the date hereof and listed on Schedule 8.02;

(b)                                 Investments held by a Company in the form of cash equivalents;

(c)                                  advances to officers, directors and employees of a Company in an aggregate amount not to exceed $2,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(d)                                 Investments of any Company in (including loans or advances to) any other Company;

(e)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f)                                   Guarantees permitted by Section 8.03;

(g)                                  Investments in income producing Properties and Investments incidental thereto;

(h)                                 other Investments of the Companies in: (i) marketable and non-marketable securities; (ii) unimproved land holdings; (iii) investments in partnerships or joint ventures; (iv) mortgage note receivables; (v) investment and non-investment grade commercial mortgage backed securities; (vi) mezzanine loans; and (vii) construction in progress; provided that the aggregate amount of all such Investments (valued at cost) shall not exceed an amount equal to ten percent (10%) of the Total Asset Value at any time;

(i)                                     Investments consisting of rights and benefits under Indebtedness permitted by Section 8.03;

(j)                                    Investments by any Company in any securities received by such Company in the ordinary course of business in satisfaction or partial satisfaction of indebtedness from financially troubled account debtors;

(k)                                 Investments by any Company in connection with the exercise of rights or remedies afforded such Company, or obligations imposed upon such Company, in connection with contractual obligations entered into by such Company which are not otherwise prohibited hereby including the exercise by any Company and/or the performance by any Company of any buy-sell, put-call, forced-sale, or similar rights or obligations; and

(l)                                     Investments by any Company intended to ensure the status of CIM Urban REIT, PMC Commercial and/or any other Subsidiary of PMC Commercial or Borrower that has elected to be treated as a REIT, as a REIT, in each case so long as (i) no Default is then-occurring or would result from the making of such Investment and (ii) upon Administrative Agent’s request, Borrower shall provide to Administrative Agent evidence that such Investment was necessary to ensure such REIT status.

8.03                        Indebtedness. Borrower shall not, and shall not permit any other Company to, create, incur, assume, or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 Indebtedness existing on the date hereof and listed on Schedule 8.03 and any renewals or extensions (but not increases or refundings) thereof;

(c)                                  Guarantees, performance bonds, indemnification obligations, and similar arrangements of any Company in respect of Indebtedness otherwise permitted hereunder of any other Company;

(d)                                 obligations (contingent or otherwise) of any Company existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)                                  Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 8.01(h); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $1,000,000;

(f)                                   Indebtedness secured by Properties other than Unencumbered Properties or the Equity Interests of any Subsidiary (other than a Company that owns, directly or indirectly, an Unencumbered Property) of the Company that is the borrower of such Indebtedness;

(g)                                  unsecured Indebtedness of any Company (other than Borrower) to another Company; provided that if the Company that incurs such unsecured Indebtedness is a Loan Party, then such unsecured Indebtedness must be payable to a Loan Party;

(h)                                 Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, or in respect of netting services, overdraft protections or otherwise in connection with deposit accounts;

(i)                                     Indebtedness incurred for the purpose of ensuring the status of CIM Urban REIT, PMC Commercial and/or any other Subsidiary of PMC Commercial or Borrower that has elected to be treated as a REIT, as a REIT, in each case so long as (i) no Default is then-occurring or would result from the incurrence of such Indebtedness and (ii) upon Administrative Agent’s request, Borrower shall provide to Administrative Agent evidence that such incurrence of Indebtedness was necessary to ensure such REIT status;

(j)                                    other unsecured Indebtedness constituting ordinary course obligations (other than debt for borrowed money) in an aggregate principal amount not to exceed $30,000,000 at any time outstanding; and

(k)                                 Indebtedness under the Existing Facility Documents.

8.04                        Fundamental Changes. Borrower shall not, and shall not permit any other Company to, merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (a “Fundamental Change”), except that, so long as after giving effect thereto (including the application of any proceeds therefrom to the Obligations) no Default exists:

(a)                                 any Subsidiary of Borrower may merge with (i) Borrower, provided that Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries of Borrower, provided that when any Subsidiary Guarantor is merging with another Subsidiary of Borrower, the Subsidiary Guarantor shall be the continuing or surviving Person or the surviving Subsidiary shall have become a Subsidiary Guarantor pursuant to Section 7.15;

(b)                                 any Subsidiary of Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary of Borrower; provided that if the transferor in such a transaction is a Subsidiary Guarantor, then the transferee must either be Borrower or be or become a Subsidiary Guarantor;

(c)                                  in connection with Dispositions by any Company permitted by Section 8.05;

(d)                                 in connection with Investments by any Company permitted by Section 8.02; and

(e)                                  Fundamental Changes which are determined to be necessary for any Subsidiary of Borrower that has elected to be treated as a REIT, to maintain its status as a REIT, so long as (i) no Default is then-occurring or would result from such Fundamental Change and (ii) upon Administrative Agent’s request, Borrower shall provide to Administrative Agent evidence that such Fundamental Change was necessary to ensure such REIT status.

8.05                        Dispositions. Borrower shall not, and shall not permit any other Company to, make any Disposition or enter into any agreement to make any Disposition (that is not conditioned on Administrative Agent’s prior written approval), except:

(a)                                 Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b)                                 Dispositions of inventory in the ordinary course of business;

(c)                                  Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)                                 Dispositions of property by any Subsidiary of Borrower to Borrower or to a wholly-owned Subsidiary of Borrower; provided that if the transferor of such property is a Subsidiary Guarantor, the transferee thereof must be Borrower or be or become a Subsidiary Guarantor;

(e)                                  Dispositions of Properties or other assets so long as no Default exists or would result therefrom after giving effect thereto including the application of any proceeds therefrom to the Obligations;

(f)                                   in connection with Dispositions permitted by Section 8.04;

(g)                                  in connection with Liens permitted by Section 8.01;

(h)                                 leases, licenses, easements, covenants and other occupancy and/or use agreements with respect to any Property entered into in the ordinary course of business;

(i)                                     Dispositions pursuant to contractual obligations relating to any Investment permitted by Section 8.02, including Dispositions arising from “forced-sale,” “buy-sell,” “put- call” or similar arrangements;

(j)                                    Dispositions arising in connection with a Casualty affecting or Condemnation of any Property and/or in settlement of any other matter pertaining to entitlements, zoning approvals or other discretionary permits issued by any governmental authority; and

(k)                                 Dispositions determined to be necessary in order for CIM Urban REIT, PMC Commercial and/or any other Subsidiary of PMC Commercial or Borrower that has elected to be treated as a REIT, to maintain its status as a REIT, in each case so long as (i) no Default is then- occurring or would result from such Disposition and (ii) upon Administrative Agent’s request, Borrower shall provide to Administrative Agent evidence that such Disposition was necessary to ensure such REIT status.

8.06                        Restricted Payments. Borrower shall not, and shall not permit any other Company to, declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a)                                 each Subsidiary of Borrower may make Restricted Payments to Borrower and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)                                 each Company may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)                                  each Company may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d)                                 Borrower may make Restricted Payments to the holders of its Equity Interests to the extent no Default is then-continuing or will result from the making of such Restricted Payment;

(e)                                  any Company other than Borrower may make Restricted Payments as may be necessary to ensure the status of it or its direct or indirect owners, shareholders, partners, members and/or other beneficial interest holders as a REIT; and

(f)                                   Borrower may make Restricted Payments as may be necessary to ensure the status of it or its direct or indirect owners, shareholders, partners, members and/or other beneficial interest holders as a REIT to the extent no Default specified in Sections 9.01(h) or 9.01(i) or a Default that has resulted in Administrative Agent exercising its remedies under Section 9.02(b) is then-continuing or will result from the making of such Restricted Payment.

8.07                        Change in Nature of Business. Borrower shall not, and shall not permit any other Company to, engage in any material line of business substantially different from those lines of business conducted by the Companies on the date hereof or any business substantially related or incidental thereto.

8.08                        Transactions with Affiliates. Borrower shall not, and shall not permit any other Company to, enter into any transaction of any kind with any Affiliate of a Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Company as would be obtainable by such Company at the time in a comparable arm’s length transaction with a Person other than an Affiliate. Notwithstanding anything contained herein to the contrary:

(a)                                 any Company may enter into a contractual arrangement with any other Company in relation to as may be necessary to ensure payment and/or performance of obligations arising in connection with, and/or the exercise of rights (such as buy-sell rights) with respect to, Investments permitted by Section 8.02, Indebtedness permitted by Section 8.03, Fundamental Changes permitted by Section 8.04, and Dispositions permitted by Section 8.05; and

(b)                                 any Company may enter into agreements with any other Company relating to leasing, property management, brokerage, construction management, investment management and similar arrangements which are on more favorable terms than may be achieved in an arm’s length transaction, provided the same are not intended to circumvent any other restriction herein or to otherwise alter the financial performance of any Company in order to ensure continued compliance with the covenants in Sections 8.16 and 8.17.

8.09                        Burdensome Agreements. Borrower shall not, and shall not permit any other Company to, enter into or permit to exist any Contractual Obligation (other than the Loan Documents) that (a) constitutes a Negative Pledge with respect to any Unencumbered Property or the Equity Interests in any Company (other than Borrower) that owns an Unencumbered Property, or (b) limits the ability of any Company to transfer ownership of any Unencumbered Property or the Equity Interests in any Company (other than Borrower) that owns an Unencumbered Property other than customary restrictions under Permitted Liens.

8.10                        Use of Proceeds. Borrower shall not use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

8.11                        Unencumbered Properties. Borrower shall not, and shall not permit any other Loan Party to:

(a)                                 use or occupy or conduct any activity on, or allow the use or occupancy of or the conduct of any activity on any Unencumbered Properties in any manner which violates any Law or which constitutes a public or private nuisance or which makes void, voidable, or cancelable any insurance then in force with respect thereto or makes the maintenance of insurance in accordance with Section 7.07 commercially unreasonable (including by way of increased premium);

(b)                                 without the prior written consent of Administrative Agent, initiate or permit any zoning reclassification of any Unencumbered Property or seek any variance under existing zoning ordinances applicable to any Unencumbered Property or use or permit the use of any Unencumbered Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other Laws;

(c)                                  without the prior written consent of Administrative Agent, (i) impose any material easement, restrictive covenant, or encumbrance upon any Unencumbered Property, (ii) execute or file any subdivision plat or condominium declaration affecting any Unencumbered Property or (iii) consent to the annexation of any Unencumbered Property to any municipality;

(d)                                 without the prior written consent of Administrative Agent, permit any drilling or exploration for or extraction, removal or production of any mineral, hydrocarbon, gas, natural element, compound or substance (including sand and gravel) from the surface or subsurface of any Unencumbered Property regardless of the depth thereof or the method of mining or extraction thereof;

(e)                                  cause, commit, permit or allow to continue (i) any violation of any Environmental Requirement (A) by any Loan Party or by any Person or (B) by or with respect to any Unencumbered Property or any use of or condition or activity on any Unencumbered Property, or (ii) the attachment of any environmental lien to any Unencumbered Property; or

(f)                                   place, install, dispose of or release, or cause, permit, or allow the placing, installation, disposal, spilling, leaking, dumping or release of, any Hazardous Material or storage tank (or similar vessel) on any Unencumbered Property;

in each case to the extent that any of the foregoing would, individually or in the aggregate, materially and adversely affect the value of any Unencumbered Property.

8.12                        Acceptable Ground Leases. Borrower shall not, and shall not permit any other Loan Party to, without the prior written consent of Administrative Agent, assign or surrender the leasehold estate created by any Acceptable Ground Lease or terminate or cancel any Acceptable Ground Lease or modify, change, supplement, alter, or amend in any material respect any Acceptable Ground Lease, either orally or in writing.

8.13                        Amendments of Organization Documents. Borrower shall not, and shall not permit any other Company to, amend any of its Organization Documents in any manner that would adversely affect any Loan Party’s ability to pay its Obligations hereunder or materially and adversely impairs any rights or remedies of Administrative Agent or any Lender under the Loan Documents or applicable Laws.

8.14                        Accounting Changes. Borrower shall not, and shall not permit any other Company to, make any change in (a) accounting policies or reporting practices, except as required by or otherwise in accordance with GAAP, or (b) fiscal year.

8.15                        Prepayments, Etc. of Indebtedness. Borrower shall not, and shall not permit any other Loan Party to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any subordinated Indebtedness.

8.16                        Financial Covenants.

(a)                                 Maximum Consolidated Leverage Ratio. Borrower shall not permit the Maximum Consolidated Leverage Ratio to, at any time, exceed an amount equal to fifty percent (50%).

(b)                                 Maximum Consolidated Recourse Debt Limitation. Borrower shall not permit the Maximum Consolidated Recourse Debt Ratio to, at any time, exceed an amount equal to twenty percent (20%).

(c)                                  Maximum Consolidated Secured Debt Limitation. Borrower shall not permit the Maximum Consolidated Secured Debt Ratio to, at any time, exceed an amount equal to thirty percent (30%).

(d)                                 Minimum Consolidated Fixed Charge Coverage Ratio. Borrower shall not permit the Minimum Consolidated Fixed Charge Coverage Ratio as of the last day of any fiscal quarter of the Companies to be less than 1.50 to 1.00.

(e)                                  Minimum Net Asset Value. Borrower shall not permit Net Asset Value to, at any time, to be less than $1,000,000,000.

8.17                        Unencumbered Property Covenants.

(a)                                 Minimum Consolidated Unsecured Debt Service Coverage Ratio. Borrower shall not permit the Minimum Consolidated Unsecured Debt Service Coverage Ratio, as of the last day of any fiscal quarter of the Companies, to be less than 2.50 to 1.00.

(b)                                 Occupancy. Borrower shall not permit: (i) the aggregate Physical Occupancy Rate for all Unencumbered Properties to be less than eighty percent (80%), or (ii) the Economic Leasing Percentage to be less than seventy percent (70%) for each individual Unencumbered Property, or (iii) the average Hotel Occupancy Rate to be less than sixty percent (60%) for all Unencumbered Properties, which are hotel Properties, as of the last day of any fiscal quarter of the Companies.

(c)                                  Minimum Unencumbered Properties. Borrower shall not permit there to be less than five (5) Properties in the Unencumbered Property Pool.

(d)                                 Maximum Availability. Borrower shall not permit the sum of (i) the Total Outstandings plus (ii) the “Total Outstandings” under, and as defined in, the Existing Facility to exceed forty percent (40%) of the Unencumbered Asset Value as of any date.

Article IX.
Events of Default and Remedies

9.01                        Events of Default. Any of the following shall constitute an Event of Default (each, an “Event of Default”):

(a)                                 Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) days after the same becomes due, any interest on any Loan, or any fee due hereunder, or (iii) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants. Any Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.05, 7.10, 7.11 or 7.15, or any Subsidiary Guarantor fails to perform or observe any term, covenant, or agreement contained in the Subsidiary Guaranty; or

(c)                                  Notices. Borrower fails to perform or observe any term, covenant or agreement contained in Section 7.03 and such failure continues for ten (10) days; or

(d)                                 Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a), (b) or (c) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days, or if such failure is capable of cure but not within thirty (30) days, such longer period (but in no event to exceed an additional thirty (30) days) as may be reasonably necessary to cure such failure so long as such Loan Party commences such cure within the initial thirty (30) days and diligently pursues achieving such cure; or

(e)                                  Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (without duplication of any materiality qualifiers therein) when made or deemed made; or

(f)                                   Cross-Default. (i) any Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Recourse Debt (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20,000,000, or (B) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Non-Recourse Debt (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $40,000,000; or

(g)                                  Other Agreements. (i) any Loan Party (A) fails to observe or perform any other agreement or condition relating to any Recourse Debt (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $20,000,000, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Recourse Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Recourse Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Recourse Debt to be made, prior to its stated maturity; or (B) fails to observe or perform any other agreement or condition relating to any Non-Recourse Debt (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $40,000,000, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Non-Recourse Debt (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Non-Recourse Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such

Non-Recourse Debt to be made, prior to its stated maturity or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Company is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as defined in such Swap Contract) under such Swap Contract as to which any Company is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by such Company as a result thereof is greater than $20,000,000 and the same is not paid in accordance with the terms thereof; or

(h)                                 Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(i)                                     Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty (30) days after its issue or levy; or

(j)                                    Judgments. There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(k)                                 ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $20,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $20,000,000; or

(l)                                     Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (unless such cessation would not affect the obligations of any applicable Loan Party or the rights and remedies of Administrative Agent or any Lender, in each case, in any material respect); or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of Loan Document; or

(m)                             Change of Control. There occurs any Change of Control; or

(n)                                 Existing Facility. There occurs an Event of Default under and as defined in the Existing Facility Documents.

9.02                        Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, Required Lenders, take any or all of the following actions:

(a)                                 declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b)                                 declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower; and

(c)                                  exercise on behalf of itself and the Lenders all rights and remedies available to it, the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of Administrative Agent or any Lender.

9.03                        Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent and amounts payable under Article III) payable to Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders (including fees and time charges for attorneys who may be employees of any Lender) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

Article X.
Administrative Agent

10.01                 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent and the Lenders, and neither Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.02                 Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary thereof or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03                 Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative Agent:

(a)                                 shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)                                 shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)                                  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its respective Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity.

Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to Administrative Agent by Borrower or a Lender.

Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

10.04                 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, Administrative Agent may presume that such condition is satisfactory to such Lender unless Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05                 Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.06                 Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to the Lenders and Borrower. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

10.07                 Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.08                 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Book Runners or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as Administrative Agent or a Lender hereunder.

10.09                 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)                                 to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and Administrative Agent under Sections 2.09 and 11.04) allowed in such judicial proceeding; and

(b)                            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments authorized by such Lender to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Sections 2.09 and 11.04.

Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

10.10                 Guaranty Matters. The Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary of Borrower as a result of a transaction permitted by Section 8.04(a). Upon request by Administrative Agent at any time, Required Lenders will confirm in writing Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 10.10.

Article XI.
Miscellaneous

11.01                 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)                                 waive any condition set forth in Section 5.01 (other than Section 5.01(c)) without the written consent of each Lender;

(b)                                 extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

(c)                                  postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d)                                 reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; provided, however, that only the consent of Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of Borrower to pay interest at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;

(e)                                  change Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f)                                   change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

(g)                                  release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender, except to the extent the release of any Subsidiary Guarantor is permitted pursuant to Section 10.10 (in which case such release may be made by Administrative Agent acting alone);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

11.02                 Notices; Effectiveness; Electronic Communication.

(a)                                 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)                                     if to Borrower or Administrative Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii)                                  if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower or any other Loan Party).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)                                 Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)                                  The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower’s or Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)                                 Change of Address, Etc. Each of Borrower and Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower and Administrative Agent. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the

Platform and that may contain material non-public information with respect to Borrower or its securities for purposes of United States Federal or state securities laws.

(e)                                  Reliance by Administrative Agent and Lenders. Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03                 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Administrative Agent in accordance with Section 9.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) Required Lenders shall have the rights otherwise ascribed to Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of Required Lenders, enforce any rights and remedies available to it and as authorized by Required Lenders.

11.04                 Expenses; Indemnity; Damage Waiver.

(a)                                 Costs and Expenses. Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for Administrative Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 Indemnification by Loan Parties. Without duplication or increase of the payment of costs contemplated by clause (a) above, each Loan Party shall indemnify Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Company, or any Environmental Liability related in any way to any Company, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)                                  Reimbursement by Lenders. To the extent that Borrower or any other Loan Party for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d)                                 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e)                                  Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

(f)                                   Survival. The agreements in this Section shall survive the resignation of Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05                 Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent or any Lender, or Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06                 Successors and Assigns.

(a)                                 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent and each Lender (and any attempted assignment or transfer by Borrower or any other Loan Party without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $10,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)                                  Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)                               Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A)                               the consent of Borrower (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)                               the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

(iv)                              Assignment and Assumption. The parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to Administrative Agent an Administrative Questionnaire.

(v)                                 No Assignment to Certain Persons. No such assignment shall be made (A) to Borrower or any of its Subsidiaries or Affiliates, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi)                              Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c)                                  Register. Administrative Agent, acting solely for this purpose as an agent of Borrower (and such agency being solely for tax purposes), shall maintain at Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the

“Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or Borrower or any of Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e)                                  Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 3.01(e) as though it were a Lender.

(f)                                   Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.07                 Treatment of Certain Information; Confidentiality. Each of Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, “Information” means all information received from Borrower or any of its Subsidiaries relating to Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Borrower or any of its Subsidiaries, provided that, in the case of information received from Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning Borrower or any of its Subsidiaries, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08                 Right of Setoff. If an Event of Default under Section 9.01(a) shall have occurred and be continuing or upon acceleration of the Obligations, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. For the avoidance of doubt, the set off rights under this

Section 11.08 granted to each Lender and each of their respective Affiliates shall not apply with respect to any accounts of any Company that is not a Loan Party.

11.09                 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10                 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11                 Survival of Representations and Warranties. Liability for any inaccuracy of any representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

11.12                 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13                 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender, then Borrower may, at its sole expense and effort, upon notice to such Lender and Administrative Agent, require such

Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)                                 Borrower shall have paid to Administrative Agent any expenses (including reasonable attorneys’ fees) incurred by Administrative Agent in connection therewith;

(b)                                 such Lender shall have received payment of an amount equal to one hundred percent (100%) of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c)                                  in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d)                                 such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

11.14                 Governing Law; Jurisdiction; Etc.

(a)                                 GOVERNING LAW. Pursuant to Section 5-1401 of the New York General Obligations Law, the substantive laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the choice of law principles that might otherwise apply (except to the extent the laws of another jurisdiction govern the creation, perfection, validity, or enforcement of Liens under the Collateral Documents), and the applicable federal laws of the United States of America, shall govern the validity, construction, enforcement and interpretation of this Credit Agreement and all of the other Loan Documents.

(b)                                 CHOICE OF FORUM, ETC.. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN BOROUGH OF MANHATTAN IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS CREDIT AGREEMENT OR IN ANY OTHER

LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)                                  WAIVER OF VENUE. BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)                                 SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15                 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16                 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower and each other Loan Party acknowledges and agrees that: (i)(A) the arranging and other services regarding this Agreement provided by Administrative Agent and the Arranger are arm’s-length commercial transactions between Borrower, each other Loan Party and their respective Affiliates, on the one hand, and Administrative Agent and the Arranger, on the other hand, (B) each of Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii)(A) Administrative Agent, Arranger, and JPMorgan Chase Bank, N.A., as Syndication Agent, each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither Administrative Agent, Arranger, nor JPMorgan Chase Bank, N.A., as Syndication Agent, has any obligation to Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) Administrative Agent, Lenders and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower, the other Loan Parties and their respective Affiliates, and neither Administrative Agent, Lenders nor the Arranger has any obligation to disclose any of such interests to Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of Borrower and the other Loan Parties hereby waives and releases any claims that it may have against Administrative Agent, the Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17                 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18                 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act. Borrower shall, promptly following a request by Administrative Agent or any Lender, provide all documentation and other information that Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

11.19                 Time of the Essence. Time is of the essence of the Loan Documents.

11.20                 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally blank. Signature pages follow.]

SCHEDULE 2.01

COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$55,000,000	44.000000000%
JPMorgan Chase Bank, N.A.	$50,000,000	40.000000000%
KeyBank, N.A.	$20,000,000	16.000000000%
Total	$125,000,000	100.000000000%0000
		00%

SCHEDULE 4.01

INITIAL UNENCUMBERED PROPERTIES

Name	Property Owner	City, State	Property Type	NRSF as of 6/30/13	Hotel Keys	Occupancy (Office as of 6/30/13 Hotels YTD through 6/30/13) (%)	Book Value (in thousands) as of 6/30/13
BB&T Center (200 S. College St.)	CIM Urban REIT Properties VIII, L.P.	Charlotte, NC	Office	553,056	N/A	81%	$116,382
260 Townsend	CIM Urban REIT Properties II, L.P.	San Francisco, CA	Office	64,414	N/A	100%	$32,300
Ordway Building (1 Kaiser)	CIM/Oakland 1 Kaiser Plaza, LP	Oakland, CA	Office	532,969	N/A	90%	$147,156
2101 Webster & Parking	CIM/Oakland Center 21, LP CIM/Oakland 2353 Webster, LP (parking)	Oakland, CA	Office	472,871	N/A	90%	$145,495
Civic Center (500 W. Santa Ana Blvd.)	CIM Urban REIT Properties I, L.P.	Santa Ana, CA	Office	37,116	N/A	100%	$6,623
1333 Broadway	CIM/Oakland 1333 Broadway, L.P.	Oakland, CA	Office	239,801	N/A	82%	$50,550
Sacramento Sheraton Grand Hotel (1230 J St.)	CIM/J Street Hotel Sacramento, L.P.	Sacramento, CA	Hotel	N/A	503	74%	$130,291
Courtyard by Marriott Downtown Oakland (988 Broadway)	CIM/Oakland Downtown, L.P.	Oakland, CA	Hotel	N/A	162	73%	$24,318
Total:				1,900,227	665		$653,115.00

SCHEDULE 6.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

Schedule of Material Indebtedness and other liabilities

CIM Urban REIT, LLC

(in ‘000s)

Investment	Asset Type	Total Project Debt @ 6/30/2013	Interest Rate	Final Maturity	Counter Party

800 North Capitol Street	Office	$65,733	6.30%	9/10/2013	New York Life Insurance
370 L’Enfant Promenade	Office	28,960	7.66%	12/1/2015	Met Life Real Estate Investment
830 1st Street NE	Office	46,000	4.50%	1/5/2027	Prudential
Penn Field	Office	12,877	5.56%	7/1/2015	Wells Fargo
211 Main Street	Office	36,029	6.65%	7/15/2018	Northwestern Mutual Life
11600 Wilshire	Office	10,626	5.95%	12/1/2013	Wells Fargo
11620 Wilshire	Office	34,990	5.06%	9/1/2015	Bank of America
Dallas Apartments	Multi-Family	41,477	5.39%	3/1/2021	Prudential
Memorial Hills Apartment Portfolio	Multi-Family	31,062	5.18%	6/5/2021	Prudential
Mortgages payable		$307,753

Liabilities @ 6/30/13
Unsecured revolving credit agreement dated 02/06/2012	$56,000
Accounts payable and accrued expenses	14,589
Interest payable	1,353
Security deposits and deferred revenues	10,203
Tenant allowance payable	1,066
Investment management fee payable	5,527
Distributions payable	21,001

Contingencies @ 6/30/13
Scheduled future noncancelable minimum lease payments	$131,671

Total Liabilities and Contingencies	$549,163

SCHEDULE 6.06

LITIGATION

None.

SCHEDULE 6.09

ENVIRONMENTAL MATTERS

All matters disclosed in the following:

1.                                      Phase I Environmental Site Assessment, dated as of February 10, 2006, prepared by Earth Tech, Inc., a California corporation, as Project No. 91546.

2.                                      Environmental Site Assessment, dated as of August 11, 2006, prepared by AllWest Environmental, Inc., a California corporation, as Project No. 26188.20.

3.                                      Phase I Environmental Site Assessment, dated as of January 17, 2007, prepared by Island Environmental, Inc., a Maryland corporation, as Project No. 20673.

4.                                      Phase I Environmental Site Assessment, dated as of June 29, 2007, prepared by EBI Consulting, Inc., a Massachusetts corporation (“EBI”), as Project No. 21070027.

5.                                      Phase I Environmental Site Assessment, dated as of January 23, 2008, prepared by EMG, a Maryland corporation (“EMG”), as Project No. 86590.07R-004.048.

6.                                      Phase I Environmental Site Assessment, dated as of February 11, 2008, prepared by EMG as Project No. 86590.07R-005.048.

7.                                      Phase I Environmental Site Assessment, last revised as of April 30, 2008, prepared by Professional Service Industries, Inc., a Delaware corporation, as Project PSI No. 583-8E003.

8.                                      Summary of Review of Environmental Documents Oakland City Center Marriott Hotel, prepared by EBI, dated October 9, 2006.

9.                                      Phase I Environmental Site Assessment, dated as of April 17, 2008, prepared by EMG, a Maryland corporation (“EMG”), as Project No. 86590.07R-001.048.

SCHEDULE 6.13

SUBSIDIARIES,
OTHER EQUITY INVESTMENTS

Part (a).                                                            Subsidiaries.

Borrower owns, directly or indirectly, a 100% interest in the following entities:

1.                                      47 East 34th Street (NY), L.P.

2.                                      47 East 34th Street (NY) GP, LLC

3.                                      CIM/980 9th Street (Sacramento), LP

4.                                      CIM/3636 McKinney Avenue (Dallas) LP

5.                                      CIM/3839 McKinney Avenue (Dallas), LP

6.                                      CIM/4200 Scotland Street (Houston), LP

7.                                      CIM/4649 Cole Avenue (Dallas), LP

8.                                      CIM/9901 La Cienega (LA), LP

9.                                      CIM/11600 Wilshire (Los Angeles), LP

10.                               CIM/11600 Wilshire (Los Angeles) GP, LLC

11.                               CIM/11620 Wilshire (Los Angeles), LP

12.                               CIM/11620 Wilshire (Los Angeles) GP, LLC

13.                               Galaxy 800 N. Capitol Owners, LLC

14.                               CIM/J Street Hotel Sacramento, Inc.

15.                               CIM/J Street Hotel Sacramento, LP

16.                               CIM/J Street Hotel Sacramento GP, LLC

17.                               MDH Capitol, LLC

18.                               CIM/Oakland 1 Kaiser Plaza, LP

19.                               CIM/Oakland 1333 Broadway GP, LLC

20.                               CIM/Oakland 1333 Broadway, LP

21.                               CIM/Oakland 1901 Harrison, LP

22.                               CIM/Oakland 1901 Harrison GP, LLC

23.                               CIM/Oakland 2353 Webster, LP

24.                               CIM/Oakland Center 21, LP

25.                               CIM/Oakland Downtown, Inc.

26.                               CIM/Oakland Downtown, LP

27.                               CIM/Oakland Office Portfolio, LP

28.                               CIM/Oakland Office Portfolio GP, LLC

29.                               CIM/Oakland Office Properties GP, LLC

30.                               CIM REIT Newco 1 GP, LLC

31.                               CIM REIT LP Newco 1, LP

32.                               CIM/Texas Apartments GP 1, LLC

33.                               CIM/Union Square 825 GP, LLC

34.                               Union Square 825 Property, LP

35.                               CIM/Union Square 941 GP, LLC

36.                               Union Square 941 Property, LP

37.                               Union Square Plaza Owner, LP

38.                               CIM/Union Square Plaza GP, LLC

39.                               CIM Urban Partners, L.P.

40.                               CIM Urban REIT 211 Main St. (SF) GP, LLC

41.                               CIM Urban REIT 211 Main St. (SF), LP

42.                               CIM Urban REIT Acquisition, LLC

43.                               CIM Urban REIT GP I, LLC

44.                               CIM Urban REIT GP II, LLC

45.                               CIM Urban REIT GP III, LLC

46.                               CIM Urban REIT GP IV, LLC

47.                               CIM Urban REIT Properties I, LP

48.                               CIM Urban REIT Properties II, LP

49.                               CIM Urban REIT Properties III, LP

50.                               CIM Urban REIT Properties V, LP

51.                               CIM Urban REIT Properties VI, LP

52.                               CIM Urban REIT Properties VIII GP, LLC

53.                               CIM Urban REIT Properties VIII Holdings, LP

54.                               CIM Urban REIT Properties VIII, L.P.

55.                               CIM Urban REIT Properties IX, LP

56.                               CIM Urban REIT Properties X, LP

57.                               CIM Urban REIT Properties XI, LP

58.                               CIM Urban REIT Properties XII, LP

59.                               CIM Urban REIT Properties XIII, LP

60.                               WEH Capitol, LLC

61.                               CIM Wilshire (Los Angeles) Investor, LLC

62.                               CIM Wilshire (Los Angeles) Manager, LLC

63.                               CIM/9901 La Cienega (Los Angeles) Owner, LLC (1)

Part (b).                                                                 Other Equity Investments.

None.

(1) CIM/9901 La Cienega (Los Angeles) Owner, LLC will be formed upon receipt of an EIN from the Internal Revenue Service. Borrower will provide the exact name and evidence of formation when available.

SCHEDULE 6.18

UNENCUMBERED PROPERTY

The buildings located at 2101 Webster Street and 2100 Franklin Street in Oakland, California share the same tax lot.

SCHEDULE 6.19

GROUND LEASES

None.

SCHEDULE 8.01

EXISTING LIENS

None.

SCHEDULE 8.02

INVESTMENTS

1.                                           The following Investments:

Borrower

List of Investments as of 6/30/13

(in ‘000)

Investment	Type	Cost	Book Value
7083 Hollywood Boulevard	Office	$26,295	$27,000
800 N Capitol Street	Office	124,200	137,012
370 L’Enfant Promenade	Office	190,747	215,298
260 Townsend	Office	24,122	32,300
830 1st Street NE	Office	82,972	121,061
BB&T Center	Office	128,905	116,382
Courtyard Oakland Downtown	Hotel	27,681	24,318
Civic Center Professional Plaza	Office	10,387	6,623
Penn Field	Office	38,763	38,661
Union Square	Office	301,331	304,446
L.A. Holiday Inn	Hotel	34,591	41,900
Sheraton Grand Hotel	Hotel	143,001	130,291

Lake Merritt Office Portfolio:
1333 Broadway	Office	52,495	50,550
1901 Harrison	Office	73,560	72,255
2101 Webster & 2353 Webster	Office/Parking	154,598	145,495
2100 Franklin	Office	48,164	56,503
Ordway	Office	143,137	147,156

980 9th Street	Office/Parking	105,236	119,780
211 Main Street	Office	114,077	190,001
Dallas Apartment Portfolio	Residential	65,115	84,161
Memorial Hills Apartments	Residential	51,152	66,558
11600 & 11620 Wilshire	Office	91,916	111,176
47 E 34th Street	Residential	66,890	93,194
Total		$2,099,335	$2,332,121

2.                                           All of the guaranties and indemnities listed on Schedule 8.03 attached to the Credit Agreement.

SCHEDULE 8.03

EXISTING INDEBTEDNESS

Investment	Asset Type	Total Project Debt @ 9/30/2013	Interest Rate	Final Maturity	Counter Party
370 L’Enfant Promenade	Office	28,960	7.66%	12/1/2015	Met Life Real Estate Investment
830 1st Street NE	Office	46,000	4.50%	1/5/2027	Prudential
Penn Field	Office	12,877	5.56%	7/1/2015	Wells Fargo
211 Main Street	Office	36,029	6.65%	7/15/2018	Northwestern Mutual Life
11620 Wilshire	Office	34,990	5.06%	9/1/2015	Bank of America
Dallas Apartments	Multi-Family	41,477	5.39%	3/1/2021	Prudential
Memorial Hills Apartment
Portfolio	Multi-Family	31,062	5.18%	6/5/2021	Prudential
Mortgages payable		$231,395
Existing Facility		81,500	LIBOR + 1.25%	2/5/2016	Bank of America
Total Existing Indebtedness		$312,895

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE;
CERTAIN ADDRESSES FOR NOTICES

BORROWER:

CIM Urban Partners, L.P.

c/o CIM Group, Inc.

6922 Hollywood Blvd., Suite 900

Los Angeles, CA 90028

Telecopier: (323) 860-4901

Attention: General Counsel

ADMINISTRATIVE AGENT:

Administrative Agent’s Office

(for payments and Requests for Credit Extensions):

Bank of America, N.A.

333 S. Hope Street

Mail Code: CA9-193-11-07

Los Angeles, CA 90071

Attention: Marchell Hilliard

Telephone: (213) 621-4837

Telecopier: (213) 621-4831

Electronic Mail: marchell.hilliard@baml.com

Other Notices as Administrative Agent:

Bank of America, N.A.

333 S. Hope Street

Mail Code: CA9-193-11-07

Los Angeles, CA 90071

Attention: Holly Du

Telephone: (213) 621-4869

Telecopier: (213) 621-4831

Electronic Mail: holly.du@baml.com

EXHIBIT A

FORM OF LOAN NOTICE

Date:                        ,

To:                                                        Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CIM Urban Partners, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one):

☐  A Borrowing of Loans                                                                                                      ☐  A conversion or continuation of Loans

1.                                           On                                                                                  (a Business Day).

2.                                           In the amount of $                                                             .

3.                                           Comprised of [Base Rate Loans] [Eurodollar Rate Loans].

4.                                           For Eurodollar Rate Loans: with an Interest Period of [1] [2] [3] [6] months.

The Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

CIM URBAN PARTNERS, L.P., a Delaware limited partnership

By:	CIM Urban Partners GP, LLC, a California limited liability company, its General Partner

By:
Name:
Title:

EXHIBIT B

FORM OF NOTE

FOR VALUE RECEIVED, the undersigned (“Borrower”), hereby promises to pay to [                                ] or registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by Lender to Borrower under certain Credit Agreement, dated as of August 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Administrative Agent for the account of Lender in Dollars in immediately available funds at Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guarantees of the Subsidiary Guarantors. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business. Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

PURSUANT TO SECTION 5.1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

CIM URBAN PARTNERS, L.P., a Delaware limited partnership

By:	CIM Urban Partners GP, LLC, a California limited liability company, its General Partner

By:
Name:
Title:

1

LOANS AND PAYMENTS WITH RESPECT THERETO

				Amount of	Outstanding
			End of	Principal or	Principal
	Type of Loan	Amount of	Interest	Interest Paid	Balance This	Notation
Date	Made	Loan Made	Period	This Date	Date	Made By

2

Exhibit C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                     ,

To:                                                         Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CIM Urban Partners, L.P., a Delaware limited partnership (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [                        ] of Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to Administrative Agent on the behalf of Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.                                      Borrower has delivered the year-end audited financial statements required by Section 7.01(a) of the Agreement for the fiscal year of the Companies ended as of the above date, together with the reports and opinions of an independent certified public accountant required by such sections.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1.                                           Borrower has delivered the unaudited financial statements required by Section 7.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes (to the extent not otherwise prepared by Borrower).

2.                                           The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Companies during the accounting period covered by such financial statements.

3.                                           A review of the activities of the Companies during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower performed and observed all of its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

1

[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.                                           The representations and warranties of Borrower contained in Article VI of the Agreement, and any representations and warranties of any other Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.                                           The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                                      ,                  .

By:

Name:

Title:

2

For the Quarter/Year ended                                              (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)

I.	Section 8.03 —Indebtedness.

A. None, except as permitted by Section 8.03.

B. Section 8.03(j) — Unsecured Indebtedness.

Other unsecured Indebtedness constituting ordinary course obligations (other than debt for borrowed money) incurred by Borrower and Companies

Maximum permitted: $30,000,000 at any time outstanding

II.	Section 8.16(a)— Maximum Consolidated Leverage Ratio.

	A. All Indebtedness of the Companies, on a consolidated basis as of the Statement Date:	$

	B. Total Asset Value as of the Statement Date:	$

C. Maximum Consolidated Leverage Ratio (Line II.A ÷ Line II.B):

Maximum permitted: 50%

III.	Section 8.16(b) — Maximum Consolidated Recourse Debt Limitation.

	A. All Recourse Debt of the Companies, on a consolidated basis, as of the Statement Date:	$

	B. Total Asset Value as of the Statement Date:	$

C. Maximum Consolidated Recourse Debt Ratio (Line III.A ÷ Line III.B):

Maximum Permitted: 20%

IV.	Section 8.16(c) — Maximum Consolidated Secured Debt Limitation.

	A. All Secured Debt of the Companies, on a consolidated basis, as of the Statement Date:	$

	B. Total Asset Value as of the Statement Date:	$

C. Maximum Consolidated Secured Debt Ratio (Line IV.A ÷ Line IV.B):

Maximum permitted: 30%

3

V.	Section 8.16(d) — Minimum Consolidated Fixed Charge Coverage Ratio.

	A. Net Operating Income as of the Statement Date:	$

	B. Consolidated Fixed Charges for the Companies, on a consolidated basis, for the Calculation Period most recently ended as of the Statement Date:	$

	C. Minimum Consolidated Fixed Charge Coverage Ratio (Line V.A ÷ Line V.B):	to 1.00

Minimum required: 1.50 to 1.00

VI.	Section 8.16(e) — Minimum Net Asset Value.

	A. Total Asset Value of the Companies, on a consolidated basis, as of the Statement Date:	$

	B. Total Liabilities as of the Statement Date:	$

C. Net Asset Value (Line VI.A - Line VI.B):

Minimum required: $1,000,000,000

VII.	Section 8.17(a) — Minimum Consolidated Unsecured Debt Service Coverage Ratio.

	A. Unencumbered Net Operating Income:	$

	B. Consolidated Unsecured Debt Service (Line VII.B.1 x Line VII.B.2):	$

	1. All Unsecured Debt of the Companies as of the last day of such Calculation Period:	$

2. Debt Constant (based on a thirty (30) year, mortgage-style principal amortization at an interest rate equal to the greatest of Line VII.B.2.x, Line VII.B.2.y, and Line VII.B.2.z):

x. 10 year Treasury Bill yield plus 2.50%:

	y. 7.00%	7.00%

z. One-month Eurodollar interest rate plus Eurodollar Rate Applicable Margin as of the Calculation Period:

	C. Minimum Consolidated Unsecured Debt Service Coverage Ratio (Line VII.A ÷ Line VII.B):	to 1.00

Minimum required: 2.50 to 1.00

4

VIII.	Section 8.17(b) — Occupancy Rate.

A. Aggregate Occupancy Rate for all Unencumbered Properties as of the Statement Date:

Minimum required: 80%

B. Economic Leasing Percentage for each individual Unencumbered Property as of the Statement Date:

Minimum required: 70%

C. Average Hotel Occupancy Rate for all Unencumbered Properties, which are hotel Properties, as of the Statement Date:

Minimum required: 60%

IX.	Section 8.17(c) — Minimum Unencumbered Properties.

A. Number of Properties in the Unencumbered Property Pool:

Minimum required: 5

X.	Section 8.17(d) — Maximum Availability.

A. Total Outstandings:

B. Total Outstandings under the Existing Facility:

C. Unencumbered Asset Value as of the Statement Date:

D. Unencumbered Asset Value as of the Statement Date times 40%::

Required: Line X.A plus Line X.B is less than Line X.D

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EXHIBIT D

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](2) Assignor identified in item 1 below ([the] [each, an] “Assignor”) and [the] [each](3) Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](4) hereunder are several and not joint.](5) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the Assignee] [the respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from [the Assignor] [the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender] [their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor] [the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)] [the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the] [any] Assignor to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to [the] [any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the] [any] Assignor.

1.	Assignor[s]:

(2)                                 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

(3)                                 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

(4)                                 Select as appropriate.

(5)                                 Include bracketed language if there are either multiple Assignors or multiple Assignees.

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2.                                          Assignee[s]:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.                                          Borrower:                            CIM Urban Partners, L.P., a Delaware limited partnership

4.                                          Administrative Agent:           Bank of America, N.A., as the administrative agent under the Credit Agreement

5.                                          Credit Agreement:                               Credit Agreement, dated as of August 28, 2013, among CIM Urban Partners, L.P., a Delaware limited partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent

6.                                          Assigned Interest[s]:

Assignor[s](6)	Assignee[s](7)	Aggregate Amount of Commitment for all Lenders(8)	Amount of Commitment Assigned	Percentage Assigned of Commitment(9)		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.                                     Trade Date:                                          ](10)

Effective Date:                            , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

(6)                                 List each Assignor, as appropriate.

(7)                                 List each Assignee, as appropriate.

(8)                                 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(9)                                 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(10)                          To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

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The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and](11) Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By:
Title:

[Consented to:](12)

By:
Title:

(11)                          To be added only if the consent of Administrative Agent is required by the terms of the Credit Agreement.

(12)                          To be added only if the consent of Borrower and/or other parties is required by the terms of the Credit Agreement.

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b) (iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b) (iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the] [such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments. From and after the Effective Date, Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one

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instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. Pursuant to Section 5.1401 of the New York General Obligations Law, this Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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EXHIBIT E

FORM OF UNENCUMBERED PROPERTY REPORT

Financial Statement Date:                                      ,

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among CIM Urban Partners, L.P., a Delaware limited partnership (“Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [               ] of Borrower, and that, as such, he/she is authorized to execute and deliver this Unencumbered Property Report to Administrative Agent on the behalf of Borrower, and that:

The information relating to the Unencumbered Properties set forth on Schedule 1 attached hereto is true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                               ,                     .

By:

Name:

Title:

UNENCUMBERED PROPERTY REPORT

SCHEDULE I

PREPARED ON [                 ]

FOR

THE PERIOD ENDING [                   ]

Unencumbered Property Name	Address and Location	Tenants	Total Square Footage / Rooms	Physical / Hotel Occupancy Rate	Economic Leasing Percentage	Appraised Value	Net Operating Income (reported for a period of months)	Date of Acceptable Appraisal
All tenants listed on the attached rent roll
All tenants listed on the attached rent roll
All tenants listed on the attached rent roll
All tenants listed on the attached rent roll
All tenants listed on the attached rent roll
All tenants listed on the attached

rent roll
All tenants listed on the attached rent roll
All tenants listed on the attached rent roll
Total Net Operating Income / Unencumbered Asset Value		$	$

EXHIBIT F

[Reserved].

EXHIBIT G

FORM OF SUBSIDIARY GUARANTY

ATTACHED.

EXHIBIT H

FORM OF EXTENSION NOTICE

To:                             Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This notice (the “Extension Notice”) is executed and delivered by CIM Urban Partners, L.P., a Delaware limited partnership (“Borrower”), to Bank of America, N.A. (“Administrative Agent”), pursuant that certain Credit Agreement, dated as of August 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Administrative Agent.

Borrower hereby notifies you that it elects to extend [the Initial Maturity Date to the First Extended Maturity Date] [the First Extended Maturity Date to the Second Extended Maturity Date] (the “Extension”). The Extension Fee is $                                         .

In connection with the Extension elected hereby, Borrower hereby represents, warrants, and certifies to Administrative Agent for the benefit of Lenders that:

(a)                                 This Extension Notice is being delivered at least thirty (30) days prior to the [Initial Maturity Date] [First Extended Maturity Date]; and

(b)                                 On or prior to the [Initial Maturity Date] [First Extended Maturity Date], all requirements set forth in Section 2.14 of the Agreement will be satisfied.

In the event that between the date hereof and the date of the Extension, any event should occur which would reasonably be expected to have a Material Adverse Effect or result in a Material Property Event, Borrower shall promptly notify Administrative Agent.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE(S) FOLLOW(S).

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This Extension Notice is executed on                      , 201 . The undersigned hereby certifies each and every matter contained herein to be true and correct.

BORROWER:

CIM URBAN PARTNERS, L.P., a Delaware limited
partnership

By:	CIM Urban Partners GP, LLC, a California limited
liability company, its General Partner

By:
Name:
Title:

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